Exhibit 1.2

Execution Version

DATED August 2, 2021

Li Auto Inc.

GOLDMAN SACHS (ASIA) L.L.C.

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

UBS AG HONG KONG BRANCH

AND

THE HONG KONG UNDERWRITERS

(named in SCHEDULE 1)

_____________________________________________________

HONG KONG UNDERWRITING AGREEMENT

relating to a public offering in Hong Kong of

initially 10,000,000 Class A Ordinary Shares of nominal value of

US$0.0001 per Share in the capital of

Li Auto Inc.,

being part of a global offering of initially

100,000,000 Class A Ordinary Shares

_____________________________________________________

TABLE OF CONTENTS

PAGE

1.	DEFINITIONS AND INTERPRETATION	2

2.	CONDITIONS	11

3.	APPOINTMENTS	14

4.	THE HONG KONG PUBLIC OFFERING	17

5.	ALLOTMENT AND PAYMENT	22

6.	COMMISSIONS AND COSTS	25

7.	STABILIZATION	27

8.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS	28

9.	RESTRICTIONS ON ISSUE OR DISPOSAL OF SECURITIES	31

10.	FURTHER UNDERTAKINGS	33

11.	TERMINATION	36

12.	INDEMNITY	40

13.	ANNOUNCEMENTS	44

14.	CONFIDENTIALITY	45

15.	NOTICES	45

16.	GOVERNING LAW; DISPUTE RESOLUTION; WAIVER OF IMMUNITY	47

17.	GENERAL PROVISIONS	48

i

THIS AGREEMENT is made on August 2, 2021

BETWEEN:

(1)	LI AUTO INC., an exempted company with limited liability incorporated in the Cayman Islands having its registered address at PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands (the “Company”);

(2)	GOLDMAN SACHS (ASIA) L.L.C. of 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong (“Goldman Sachs”);

(3)	CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED of 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong (“CICC”);

(4)	UBS AG HONG KONG BRANCH[1] of 52/F, Two International Finance Centre, 8 Finance Street, Hong Kong (“UBS AG”); and

(5)	THE HONG KONG UNDERWRITERS whose names and addresses are set out in Schedule 1 (the “Hong Kong Underwriters”).

RECITALS:

(A)	The Company is an exempted company incorporated in the Cayman Islands with limited liability and is registered in Hong Kong as a non-Hong Kong company under Part 16 of the Companies Ordinance.

(B)	The Company proposes to conduct the Global Offering pursuant to which it will offer and sell Class A Ordinary Shares to the public in Hong Kong in the Hong Kong Public Offering and will concurrently offer and sell Class A Ordinary Shares pursuant to the shelf registration statement on Form F-3 to be filed with the SEC on August 2, 2021, including the preliminary prospectus supplement dated August 2, 2021 and the final prospectus supplement to be filed with the SEC on or about August 6, 2021 pursuant thereto, including the documents incorporated by reference therein in the United States and outside of the United States to institutional and professional investors and other investors expected to have a sizeable demand for the Class A Ordinary Shares in the International Offering. Goldman Sachs, CICC and UBS AG are acting as the joint global coordinators of the Global Offering.

(C)	In conjunction with the Global Offering, the Company has made an application to the SEHK for the listing of, and permission to deal in, (i) the Class A Ordinary Shares in issue and to be issued pursuant to the Global Offering (including the additional Class A Ordinary Shares which may be issued pursuant to the exercise of the Over-allotment Option); (ii) the Class A Ordinary Shares to be issued pursuant to the Share Incentive Plans; (iii) the Class A Ordinary Shares to be issued pursuant to the conversion of the 2028 Notes; and (iv) the Class A Ordinary Shares that are issuable upon conversion of the Class B Ordinary Shares on a one to one basis on the Main Board of the SEHK.

1 UBS AG is incorporated in Switzerland with limited liability.

Goldman Sachs and CICC are acting as the joint sponsors in relation to the Company’s listing application.

(D)	The Hong Kong Underwriters have agreed to severally underwrite the Hong Kong Public Offering upon and subject to the terms and conditions hereinafter contained.

(E)	The Company has agreed to give the representations, warranties, undertakings and indemnities hereinafter contained in favour of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters.

(F)	The Company and the International Underwriters intend to enter into the International Underwriting Agreement providing for the International Underwriters to severally purchase or procure investors to purchase Class A Ordinary Shares offered by the Company in the International Offering, upon and subject to the terms and conditions therein contained. The Company further intends to grant the Over-allotment Option to the International Underwriters to severally purchase or procure investors to purchase from the Company additional Class A Ordinary Shares as may be necessary to cover, among other things, any over-allotments made in the International Offering, upon and subject to the terms and conditions of the International Underwriting Agreement.

(G)	The Company has appointed Computershare Hong Kong Investor Services Limited to act as its Hong Kong share registrar and transfer agent for the Class A Ordinary Shares.

(H)	The Company has appointed Bank of China (Hong Kong) Limited to act as the receiving bank in relation to the Hong Kong Public Offering and Bank of China (Hong Kong) Nominees Limited to act as the nominee to hold the application monies received by the receiving bank under the Hong Kong Public Offering.

(I)	Pursuant to the written resolutions of the board of directors of the Company passed on July 27, 2021, inter alia, the Directors approved, and any one director of the Company was authorized to sign on behalf of the Company, this Agreement and all the other relevant documents in connection with the Global Offering.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Defined terms and expressions: Except where the context otherwise requires, in this Agreement, including the Recitals and the Schedules, the following terms and expressions shall have the respective meanings set out below:

“2019 Plan” means the share incentive plan our Company adopted on July 2, 2019, as amended from time to time, the principal terms of which are set out in “Statutory and General Information—Share Incentive Plans” in Appendix IV to the Hong Kong Prospects;

“2020 Plan” means the share incentive plan our Company adopted on July 9, 2020, as amended from time to time, the principal terms of which are set out in “Statutory and General Information—Share Incentive Plans” in Appendix IV to the Hong Kong Prospects;

“2028 Notes” means the convertible senior notes in an aggregate principal amount of US$862.5 million due 2028 with an interest rate of 0.25% per annum that our Company issued on April 12, 2021;

“Acceptance Date” means August 6, 2021, being the date on which the Application Lists close in accordance with the provisions of Clause 4.4;

“Accepted Hong Kong Public Offering Applications” means the Hong Kong Public Offering Applications which are from time to time accepted in whole or in part, pursuant to Clause 4.5;

“Admission” means the grant by the Listing Committee of the SEHK of the listing of, and permission to deal in, (i) the Class A Ordinary Shares in issue and to be issued pursuant to the Global Offering (including the additional Class A Ordinary Shares which may be issued pursuant to the exercise of the Over-allotment Option); (ii) the Class A Ordinary Shares to be issued pursuant to the Share Incentive Plans; (iii) the Class A Ordinary Shares to be issued pursuant to the conversion of the 2028 Notes; and (iv) the Class A Ordinary Shares that are issuable upon conversion of the Class B Ordinary Shares on a one to one basis on the Main Board of the SEHK;

“Application Lists” means the application lists in respect of the Hong Kong Public Offering referred to in Clause 4.4;

“Application Proof” means the application proof of the prospectus of the Company submitted to the SEHK on May 7, 2021;

“Approvals and Filings” means any approvals, licences, consents, authorisations, permits, permissions, clearances, certificates, orders, concessions, qualifications, registrations, declarations and/or filings;

“Articles of Association” means the fourth amended and restated articles of association of the Company adopted by a special resolutions of the shareholders of the Company on July 9, 2020 and effective on August 3, 2020;

“Authority” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organisation or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational;

“Board” means the board of Directors of the Company;

“Brokerage” means the brokerage at the rate of 1.0% of the Public Offer Price in respect of the Hong Kong Offer Shares or 1.0% of the International Offer Price in respect of the International Offer Shares (as the case may be), payable by investors in the Global Offering;

“Business Day” means a day (other than Saturday or Sunday) on which banking institutions in Hong Kong are open generally for normal banking business;

“CCASS” means the Central Clearing and Settlement System established and operated by HKSCC;

“Class A Ordinary Shares” means class A ordinary shares of the share capital of the Company with a par value of US$0.0001 each, conferring a holder of a Class A Ordinary Share one vote per Share on any resolution tabled at the Company’s general meeting;

“Class B Ordinary Shares” Class B ordinary shares of the share capital of the Company with a par value of US$0.0001 each, conferring weighted voting rights in the Company such that a holder of a Class B Ordinary Share is entitled to ten votes per Share on any resolution tabled at the Company’s general meeting, save for resolutions with respect to any reserved matters, in which case they shall be entitled to one vote per Share;

“Companies Ordinance” means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong);

“Companies (Winding Up and Miscellaneous Provisions) Ordinance” means the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong);

“Conditions” means the conditions precedent set out in Clause 2.1;

“Conditions Precedent Documents” means the documents listed in Parts A and B of Schedule 3 of this Agreement;

“Contracts (Rights of Third Parties) Ordinance” means the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the laws of Hong Kong), as amended or supplemented from time to time;

“Directors” means the directors of the Company whose names are set out in the section headed “Directors and Senior Management” of the Hong Kong Prospectus;

“Encumbrance” means any mortgage, charge, pledge, lien or other security interest or any option, restriction, right of first refusal, right of pre-emption or other third party claim, right, interest or preference or any other encumbrance of any kind;

“Formal Notice” means the press announcement in agreed form to be issued in connection with the Hong Kong Public Offering pursuant to the Listing Rules;

“Global Offering” means the Hong Kong Public Offering and the International Offering;

“Green Application Form(s)” means the application form(s) to be completed by the White Form eIPO Service Provider in connection with the Hong Kong Public Offering;

“Group” means the Company and all of its Subsidiaries, and the expression “member of the Group” shall be construed accordingly;

“Hong Kong dollars” means Hong Kong dollars, the lawful currency of Hong Kong;

“HKSCC” means Hong Kong Securities Clearing Company Limited;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“Hong Kong Offer Shares” means 10,000,000 new Class A Ordinary Shares being initially offered by the Company under the Hong Kong Public Offering, subject to adjustment and reallocation as provided in Clauses 2.6, 4.11 and 4.12, as applicable;

“Hong Kong Prospectus” means the prospectus in agreed form, relating to the Hong Kong Public Offering, to be issued by the Company;

“Hong Kong Prospectus Date” means the date of issue of the Hong Kong Prospectus, which is expected to be on or around August 3, 2021;

“Hong Kong Public Offering” means the offering and sale of the Hong Kong Offer Shares to the public in Hong Kong upon and subject to the terms and conditions of this Agreement and the Hong Kong Public Offering Documents;

“Hong Kong Public Offering Applications” means applications to purchase Hong Kong Offer Shares made online through the White Form eIPO Service at http://www.eipo.com.hk/ or through CCASS EIPO service to electronically cause HKSCC Nominees Limited to apply on an applicant’s behalf and otherwise made in compliance with the terms of the Hong Kong Public Offering Documents, including for the avoidance of doubt Hong Kong Underwriter’s Applications;

“Hong Kong Public Offering Documents” means the Application Proof, the PHIP, the Hong Kong Prospectus, the Green Application Form and the Formal Notice;

“Hong Kong Public Offering Over-Subscription” has the meaning ascribed to it in Clause 4.11;

“Hong Kong Public Offering Under-Subscription” has the meaning ascribed to it in Clause 4.6;

“Hong Kong Public Offering Underwriting Commitment” means, in relation to any Hong Kong Underwriter, the number of Hong Kong Offer Shares which such Hong Kong Underwriter has agreed to procure applications to purchase, or failing which itself as principal apply to purchase, pursuant to the terms of this Agreement, as set forth opposite the name of such Hong Kong Underwriter in Schedule 1, subject to reallocation as provided in Clauses 2.6 and 4.12;

“Hong Kong Registrar” means Computershare Hong Kong Investor Services Limited;

“Hong Kong Underwriter’s Application” means, in relation to any Hong Kong Underwriter, a Hong Kong Public Offering Application made or procured to be made by such Hong Kong Underwriter as provided in Clause 4.7 which is applied to reduce the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter pursuant to Clause 4.7;

“Industry Consultant” means China Insights Industry Consultancy Limited;

“Internal Control Consultant” means PricewaterhouseCoopers;

“International Offer Price” means the final offer price per International Offer Share in Hong Kong dollars (exclusive of brokerage of 1%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%);

“International Offer Shares” means 90,000,000 Class A Ordinary Shares initially proposed to be offered by the Company for purchase by, or by purchasers procured by, the International Underwriters under the International Offering, subject to adjustment and reallocation in accordance with the International Underwriting Agreement, together with the Option Shares;

“International Offering” means the offering and sale of the International Offer Shares under the International Underwriting Agreement;

“International Offering Underwriting Commitment” means, in relation to any International Underwriter, the number of International Offer Shares in respect of which such International Underwriter has agreed to purchase or procure investors to purchase pursuant to the terms of the International Underwriting Agreement, subject to adjustment and reallocation in accordance with the International Underwriting Agreement and subject to the Over-allotment Option;

“International Underwriters” mean the persons named as such in the International Underwriting Agreement;

“International Underwriting Agreement” means the international underwriting agreement relating to the International Offering to be entered into between, among others, the Company, the Joint Global Coordinators and the International Underwriters;

“Investor Presentation Materials” means all information, materials and documents issued, given or presented in any of the investor presentations and/or roadshow presentations conducted by or on behalf of the Company in connection with the Global Offering;

“Issuer Free Writing Prospectus” shall have the meaning ascribed thereto in the International Underwriting Agreement;

“Joint Bookrunners” means Goldman Sachs, CICC, UBS AG, UBS Securities LLC (in relation to International Offering only), CLSA Limited, BOCI Asia Limited, CMB International Capital Limited and Futu Securities International (Hong Kong) Limited;

“Joint Global Coordinators” means Goldman Sachs, CICC and UBS AG;

“Joint Lead Managers” means Goldman Sachs, CICC, UBS AG, UBS Securities LLC (in relation to International Offering only), CLSA Limited, BOCI Asia Limited, CMB International Capital Limited and Futu Securities International (Hong Kong) Limited;

“Joint Sponsors” means Goldman Sachs and CICC;

“Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Authority);

“Listing Committee” means the listing committee of the SEHK;

“Listing Date” means the first day on which the Class A Ordinary Shares commence trading on the SEHK (which is expected to be on August 12, 2021);

“Listing Rules” means The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited and the listing decisions, guidelines and other requirements of the SEHK;

“Material Adverse Effect” means a material adverse effect, or any development involving a prospective material adverse effect, on or affecting the assets, liabilities, business, general affairs, management, prospects, shareholders’ equity, profits, losses, results of operations, position or condition, financial or otherwise, or performance of the Company and the other members of the Group, taken as a whole;

“Nasdaq” means The Nasdaq Global Select Market;

“Nominee” means Bank of China (Hong Kong) Nominees Limited;

“Offer-Related Documents” has the meaning set out in Clause 11.1.2 of this Agreement;

“Offer Shares” means the Hong Kong Offer Shares offered at the Public Offer Price and the International Offer Shares offered at the International Offer Price, each being offered under the Global Offering, together with any additional Class A Ordinary Shares to be issued pursuant to the exercise of the Over-allotment Option;

“Offering Documents” means the Hong Kong Public Offering Documents, the Preliminary Prospectus, the Pricing Disclosure Package, the Issuer Free Writing Prospectus (if any) and any other document issued, given or used in connection with the contemplated offering and sale of the Offer Shares or otherwise in connection with the Global Offering, including, without limitation, any Investor Presentation Materials relating to the Offer Shares and, in each case, all amendments or supplements thereto, whether or not approved by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or any of the Underwriters;

“Operative Documents” means the Price Determination Agreement, the Receiving Bank Agreement and the Registrar Agreement;

“Option Shares” means up to 15,000,000 additional Class A Ordinary Shares to be purchased by, or by investors procured by, the International Underwriters from the Company pursuant to the Over-allotment Option;

“Over-allotment Option” means the option to be granted under the International Underwriting Agreement by the Company to the International Underwriters, exercisable by the Joint Global Coordinators on behalf of the International Underwriters, to severally purchase or procure investors to purchase from the Company all or a portion of the Option Shares as may be necessary to cover, among other things, over-allotments made in connection with the International Offering;

“PHIP” means the post hearing information pack of the Company posted on the SEHK’s website at www.hkexnews.hk on July 26, 2021, including each amendment and supplement thereto posted on the SEHK’s website;

“PRC” means the People’s Republic of China, which for the purposes of this Agreement shall not include Hong Kong, Taiwan and the Macau Special Administrative Region of the People’s Republic of China;

“Preliminary Prospectus” shall have the meaning ascribed thereto in the International Underwriting Agreement;

“Price Determination Agreement” means the agreement in agreed form to be entered into between the Company and the Joint Global Coordinators (for themselves and on behalf of the Underwriters) on the Price Determination Date to record Public Offer Price and International Offer Price;

“Price Determination Date” means the date on which the Public Offer Price and the International Offer Price are fixed for the purposes of the Global Offering in accordance with Clause 2.5;

“Pricing Disclosure Package” shall have the meaning ascribed thereto in the International Underwriting Agreement;

“Public Offer Price” means the final offer price per Hong Kong Offer Share in Hong Kong dollars (exclusive of brokerage of 1%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%);

“Receiving Bank” means Bank of China (Hong Kong) Limited;

“Receiving Bank Agreement” means the agreement dated July 30, 2021 entered into between the Company, the Receiving Bank, the Joint Global Coordinators and the Nominee;

“Registrar Agreement” means the agreement dated April 12, 2021 entered into between the Company and the Hong Kong Registrar;

“Reporting Accountants” means PricewaterhouseCoopers;

“RMB” means renminbi, the lawful currency of the PRC;

“SEC” means The U.S. Securities and Exchange Commission

“Securities and Futures Ordinance” means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended from time to time;

“SEHK” or “Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“SFC” means the Securities and Futures Commission of Hong Kong;

“Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares;

“Share Incentive Plans” means collectively, the 2019 Plan and the 2020 Plan;

“Stabilizing Manager” means Goldman Sachs;

“Stock Borrowing Agreement” means the stock borrowing agreement to be entered into between Inspired Elite Investments Limited and the Stabilizing Manager pursuant to which the Stabilizing Manager may request Inspired Elite Investments Limited to make available to the Stabilizing Manager on a temporary basis of up to 15,000,000 Class A Ordinary Shares to, among other things, cover part of the International Offering;

“Subsidiaries” means the subsidiaries of the Company as the term is defined under the Listing Rules, including, but not limited to the companies named in Appendix I to the Hong Kong Prospectus as subsidiaries of the Company, and “Subsidiary” means any one of them;

“Taxation” or “Taxes” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the PRC or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, fee, assessment, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Authorities whether of Hong Kong, the PRC or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation;

“Trading Fee” means the trading fee at the rate of 0.005% of the Offer Price in respect of the Offer Shares imposed by the SEHK;

“Transaction Levy” means the transaction levy at the rate of 0.0027% of the Offer Price in respect of the Offer Shares imposed by the SFC;

“Underwriters” means the Hong Kong Underwriters and the International Underwriters;

“U.S.” and “United States” means the United States of America;

“US$” means United States dollars, the lawful currency of the United States;

“Verification Notes” means the verification notes relating to the Hong Kong Prospectus, copies of which have been signed and approved by, among others, the Directors;

“Warranties” means the representations, warranties, agreements and undertakings of the Company as set out in Schedule 2;

“White Form eIPO Service” means the facility offered by the Company through the Hong Kong Registrar as the service provider designated by the Company allowing investors to apply electronically to purchase the Offer Shares in the Hong Kong Public Offering on a website designated for such purpose, as provided for and disclosed in the Hong Kong Prospectus; and

“White Form eIPO Service Provider” means Computershare Hong Kong Investor Services Limited.

1.2.	Headings: The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.3.	Recitals and Schedules: The Recitals and Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and the Schedules.

1.4.	References: Except where the context otherwise requires, in this Agreement:

1.4.1	references to an “affiliate”, (i) in relation to any person, shall be to any other person which directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person and (ii) in relation to a particular company, any company or other entity which is its holding company or subsidiary, or any subsidiary of its holding company or which directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the company specified; for the purposes of the foregoing, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “controlled by” and “under common control with” shall be construed accordingly;

1.4.2	references to “Clauses”, “Recitals” and “Schedules” are to clauses of and recitals and schedules to this Agreement;

1.4.3	the terms “herein”, “hereof”, “hereto”, “hereinafter” and similar terms, shall in each case refer to this Agreement as a whole and not to any particular clause, paragraph, sentence, schedule or other subdivision of this Agreement;

1.4.4	the term “or,” is not exclusive;

1.4.5	references to “persons” shall include bodies corporate, unincorporated associations and partnerships;

1.4.6	the terms “purchase” and “purchaser”, when used in relation to the Shares, shall include, respectively, a subscription for the Shares and a subscriber for the Shares;

1.4.7	the terms “sell” and “sale”, when used in relation to the Shares, shall include an allotment or issuance of the Shares by the Company;

1.4.8	references to a “subsidiary” or “holding company” shall be to the same as defined in Part 1 Division 4 of the Companies Ordinance;

1.4.9	references to any statute or statutory provisions, or rules or regulations (whether or not having the force of law), shall be construed as references to the same as amended, varied, modified, consolidated, re-enacted and/or replaced from time to time (whether before or after the date of this Agreement) and to any subordinate legislation made under such statutes or statutory provisions;

1.4.10	references to a document being “in agreed form” shall mean in the form of the draft thereof agreed in writing between the Company and the Joint Global Coordinators;

1.4.11	references to a “certified copy” means a copy certified as a true copy by a Director or the secretary of the Company or the legal counsel to the Company;

1.4.12	references to writing shall include any mode of reproducing words in a legible and non-transitory form;

1.4.13	references to times of day and dates are to Hong Kong times and dates, respectively;

1.4.14	references to one gender shall include the other genders; and

1.4.15	references to the singular shall include the plural and vice versa.

2.	CONDITIONS

2.1.	Conditions precedent: The obligations of the Hong Kong Underwriters under this Agreement are conditional on:

2.1.1	the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters and International Underwriters, as the case may be) receiving from the Company all Conditions Precedent Documents as set out in Part A of Schedule 3 and Part B of Schedule 3, in form and substance satisfactory to the Joint Global Coordinators, not later than 8:00 p.m. on the Business Day immediately before the Hong Kong Prospectus Date and 8:00 p.m. on the Business Day immediately before the Listing Date, respectively, or such later date and/or time as the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) may agree;

2.1.2	the issue by the SEHK of a certificate of authorization of registration in respect of the Hong Kong Prospectus and the Green Application Form and the registration by the Registrar of Companies in Hong Kong of one copy of each of the Hong Kong Prospectus and the Green Application Form, duly certified by two Directors (or by their attorneys duly authorized in writing) as having been approved by resolutions of the Board and having attached thereto all necessary consents and documents required by section 342C (subject to any certificate of exemption granted pursuant to section 342A) of the Companies (Winding Up and Miscellaneous Provisions) Ordinance, not later than 7:00 p.m. on the Business Day before the Hong Kong Prospectus Date;

2.1.3	Admission having occurred and become effective (either unconditionally or subject only to allotment and issue of the relevant Offer Shares, dispatch or availability for collection of share certificates in respect of the Offer Shares and/or such other conditions as may be acceptable to the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters)) on or before the Listing Date (or such later date as the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) may agree in writing) and Admission not subsequently having been revoked prior to the commencement of trading of the Class A Ordinary Shares on the SEHK;

2.1.4	the Public Offer Price and the International Offer Price having been fixed, and the Price Determination Agreement having been duly executed by the Company and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters), on the Price Determination Date in accordance with Clause 2.5 and such agreement not subsequently having been terminated;

2.1.5	the execution and delivery of the International Underwriting Agreement and the Stock Borrowing Agreement on or before the Price Determination Date;

2.1.6	the obligations of the International Underwriters under the International Underwriting Agreement having become unconditional in accordance with its terms, save for the condition therein relating to the obligations of the Hong Kong Underwriters under this Agreement (and any condition for this Agreement becoming unconditional) and the International Underwriting Agreement not having been terminated in accordance with its terms or otherwise, prior to 8:00 a.m. on the Listing Date; and

2.1.7	the Warranties being true and accurate in all material respects, not misleading and not materially breached on and as of the date of this Agreement and the dates and times on which they are deemed to be repeated under this Agreement (as though they had been given and made on such dates and times by reference to the facts and circumstances then subsisting).

2.2.	Procure fulfilment: The Company undertakes to the Hong Kong Underwriters to procure the fulfilment of the Conditions on or before the relevant time or date specified therefor and, in particular, shall furnish such information, supply such documents, pay such fees, give such undertakings and do all acts and things as may be reasonably required by the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters), the Joint Sponsors, the SEHK, the SFC and the Registrar of Companies in Hong Kong and any other relevant Authority for the purposes of or in connection with the listing of the Class A Ordinary Shares and the fulfilment of such Conditions.

2.3.	Extension: The Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) shall have the right, in their sole and absolute discretion, on or before the last day on which each of the Conditions is required to be fulfilled, either:

2.3.1	to extend the deadline for the fulfilment of any Condition by such number of days or in such manner as the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) may determine (in which case the Joint Global Coordinators shall be entitled to extend the other dates or deadlines referred to in this Agreement in such manner as they deem appropriate, provided that no extension shall be made beyond December 31, 2021 and any such extension and the new timetable shall be notified by the Joint Global Coordinators to the other parties to this Agreement as soon as practicable after any such extension is made); or

2.3.2	in respect of the Condition set out in Clause 2.1.1, to waive such Condition (in whole or in part).

2.4.	Conditions not satisfied: Without prejudice to Clause 2.3, if any of the Conditions shall not have been fulfilled in accordance with the terms hereof on or before the date or time specified therefor without any subsequent extension of time or waiver or modification in accordance with the terms hereof, this Agreement shall terminate with immediate effect and the provisions of Clause 11.2 shall apply.

2.5.	Determination of Public Offer Price and the International Offer Price: The Company and the Joint Global Coordinators (on behalf of the Underwriters) shall meet or otherwise communicate as soon as reasonably practicable, after the book-building process in respect of the International Offering has been completed, with a view to agreeing the price at which the Hong Kong Offer Shares and the International Offer Shares will be offered pursuant to the Global Offering. The Company and the Joint Global Coordinators may agree on the price at which the International Offer Shares will be offered at a level higher than that of the Hong Kong Offer Shares if (a) the Hong Kong dollar equivalent of the closing trading price of the ADSs of the Company on the Nasdaq on the last trading day on or before the Price Determination Date were to exceed the maximum Public Offer Price as stated in the Hong Kong Prospectus and/or (b) the Company and the Joint Global Coordinators believe that it is in the best interest of the Company as a listed company to set the International Offer Price at a level higher than the maximum Public Offer Price based on the level of interest expressed by professional and institutional investors during the book-building process. If the International Offer Price is set at or lower than the maximum Public Offer Price, the Public Offer Price must be set at such price which is equal to the International Offer Price. In no circumstances will the Public Offer Price be set above the maximum Public Offer Price as stated in the Hong Kong Prospectus or the International Offer Price. If the Company and the Joint Global Coordinators reach agreement on the said prices, which is expected to be agreed by August 6, 2021, then such agreed prices shall represent the International Offer Price and Public Offer Price for the purposes of the Global Offering and for this Agreement and the parties shall record the agreed price by executing the Price Determination Agreement. If no such agreement is reached and the Price Determination Agreement is not signed by August 10, 2021, the provisions of Clause 2.4 shall apply.

2.6.	Reduction of number of Offer Shares: The Joint Global Coordinators (for themselves and on behalf of the Underwriters) may, where considered appropriate, based on the level of interest expressed by prospective investors during the book-building process in respect of the International Offering, and with the consent of the Company, reduce the number of Offer Shares initially offered in the Global Offering that stated in the Hong Kong Prospectus at any time prior to the morning of the Acceptance Date, in which event the Company shall, as soon as practicable following the decision to make such reduction and, in any event, not later than the morning of the Acceptance Date, cause a notice of the reduction in the number of Offer Shares initially offered in the Global Offering to be published on the website of the Stock Exchange at http://www.hkexnews.hk and on the website of our Company at ir.lixiang.com and comply with the Laws applicable to that reduction.

3.	APPOINTMENTS

3.1.	Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of

(a)	Goldman Sachs, CICC and UBS AG as the joint global coordinators of the Global Offering, and each of Goldman Sachs, CICC and UBS AG, relying on the Warranties and subject as hereinafter mentioned, hereby confirms and acknowledges its acceptance of such appointment;

(b)	Goldman Sachs, CICC, UBS AG, UBS Securities LLC (in relation to International Offering only), CLSA Limited, BOCI Asia Limited and Futu Securities International (Hong Kong) Limited as the joint bookrunners of the Global Offering, and each of Goldman Sachs, CICC, UBS AG, UBS Securities LLC (in relation to International Offering only), CLSA Limited, BOCI Asia Limited, CMB International Capital Limited and Futu Securities International (Hong Kong) Limited, relying on the Warranties and subject as hereinafter mentioned, hereby confirms and acknowledges its acceptance of such appointment; and

(c)	Goldman Sachs, CICC, UBS AG, UBS Securities LLC (in relation to International Offering only), CLSA Limited, BOCI Asia Limited and Futu Securities International (Hong Kong) Limited, as the joint lead managers of the Global Offering, and each of Goldman Sachs, CICC, UBS AG, UBS Securities LLC (in relation to International Offering only), CLSA Limited, BOCI Asia Limited, CMB International Capital Limited and Futu Securities International (Hong Kong) Limited, relying on the Warranties and subject as hereinafter mentioned, hereby confirms and acknowledges its acceptance of such appointment.

3.2.	Joint Sponsors: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of Goldman Sachs and CICC to act as the joint sponsors of the Company in relation to its application for Admission. Each of Goldman Sachs and CICC, relying on the Warranties and subject as hereinafter mentioned, hereby confirms its acceptance of such appointment. For the avoidance of doubt, the appointment of the Joint Sponsors hereunder is in addition to their engagement under the terms and conditions of the engagement letter dated February 8, 2021 which shall remain in full force and effect.

3.3.	Hong Kong Underwriters: The Company hereby appoints the Hong Kong Underwriters, to the exclusion of all others, to underwrite the Hong Kong Public Offering, and the Hong Kong Underwriters, relying on the Warranties, severally (and not jointly or jointly and severally) accept such appointment, upon and subject to the terms and conditions of this Agreement.

3.4.	Delegation: Each appointment referred to in Clauses 3.1 to 3.3 is made on the basis, and on terms, that each appointee is irrevocably authorized to delegate all or any of its relevant rights, duties, powers and discretions in such manner and on such terms as it thinks fit (with or without formality and without prior notice of any such delegation being required to be given to the Company) to any one or more of its affiliates or any other person provided that such affiliate(s) or person(s) are permitted by applicable Laws to discharge the duties conferred upon them by such delegation. Notwithstanding any such delegation, each of the abovenamed appointees shall remain liable for all acts and omissions of any of its affiliates or other persons to which it delegates its relevant rights, duties, powers and/or discretions pursuant to this Clause 3.4.

3.5.	Conferment of authority: The Company hereby confirms that the foregoing appointments under Clauses 3.1 to 3.3 confer on each of the appointees, affiliates and their respective delegates under Clause 3.4 all rights, powers, authorities and discretions on behalf of the Company which are necessary for, or incidental to, the performance of such appointee’s roles as a sponsor, global coordinator, lead manager, bookrunner or Hong Kong Underwriter (as the case may be) and hereby agrees to ratify and confirm everything each such appointee, each such affiliate or each such delegate has done or shall do within the scope of such appointments or in the exercise of such rights, powers, authorities and discretions.

3.6.	No fiduciary relationship: The Company acknowledges and agrees that the Hong Kong Underwriters, in their roles as such, are acting solely as underwriters in connection with the Hong Kong Public Offering, the Joint Global Coordinators, in their role as such, are acting solely as global coordinators of the Global Offering, the Joint Bookrunners, in their role as such, are acting solely as bookrunners of the Global Offering, and the Joint Lead Managers, in their role as such, are acting solely as lead managers of the Global Offering and the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Class A Ordinary Shares on the SEHK.

The Company further acknowledges that the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the Company intends that the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, act or be responsible as a fiduciary or adviser to the Company, its directors, management, shareholders or creditors or any other person in connection with any activity that the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the listing of the Class A Ordinary Shares on the SEHK, either before or after the date hereof.

The Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Class A Ordinary Shares on the SEHK or any process or matters leading up to such transactions, and The Company hereby confirms its understanding and agreement to that effect. None of the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors, as applicable, is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules in the capacity of the joint sponsors in connection with the proposed listing of the Company) in any jurisdiction. The Company has consulted its own advisors concerning such matters and none of the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors shall have any responsibility or liability to the Company or any other person with respect thereto. The Company, on the one hand, and the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Class A Ordinary Shares and/or the ADSs of the Company, do not constitute advice or recommendations to the Company.

The Company, on the one hand, and the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, on the other hand, agree that the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent (except and solely, with respect to the Joint Global Coordinators, for the limited purposes of arranging payment on behalf of the Company of the Trading Fee and the Transaction Levy as set forth in Clause 5.4 hereof, and with respect to the Hong Kong Underwriters, for the limited purposes of procuring applications to purchase Unsold Hong Kong Offer Shares as set forth in Clause 4.6 hereof) nor the fiduciary or adviser of the Company, and none of the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors has assumed, and will assume, any fiduciary or advisory or similar responsibility in favour of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Class A Ordinary Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors has advised or is currently advising the Company on other matters).

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Class A Ordinary Shares on the SEHK or any process or matters leading up to such transactions.

3.7.	No liability for Public Offer Price, International Offer Price and Offering Documents: Notwithstanding anything contained in this Agreement, none of the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Joint Sponsors and the other Indemnified Parties (as defined in Clause 12.1 hereof) shall have any liability whatsoever to the Company or any other person in respect of the following matters (it being acknowledged by the parties that the Company is solely responsible in this regard):

3.7.1	any alleged insufficiency of the Public Offer Price, the International Offer Price or any dealing price of the Offer Shares; and

3.7.2	any of the matters referred to in Clauses 12.1.1 to 12.1.2,

and, notwithstanding anything contained in Clause 12, each Indemnified Party shall be entitled pursuant to the indemnities contained in Clause 12 to recover any Loss (as defined in Clause 12.1) incurred or suffered or made as a result of or in connection with any of the foregoing matters.

3.8.	Several obligations: Any transaction carried out by any of the appointees pursuant to its appointment under Clauses 3.1 to 3.3, as applicable, or by any of the delegates under Clause 3.4 of such appointee (other than a purchase of any Hong Kong Offer Shares by such appointee as principal and any stabilization activity) shall constitute a transaction carried out at the request of and for the Company and not on account of or for any of the other appointees under Clauses 3.1 to 3.3 or their respective delegates under Clause 3.4. None of the appointees under Clauses 3.1 to 3.3 will be liable for any failure on the part of any of the other appointees to perform their respective obligations under this Agreement and no such failure shall affect the right of any of the other appointees to enforce the terms of this Agreement. Notwithstanding the foregoing, each of the appointees under Clauses 3.1 to 3.3 shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other appointees.

4.	THE HONG KONG PUBLIC OFFERING

4.1.	Hong Kong Public Offering: The Company shall offer and sell the Hong Kong Offer Shares upon and subject to the terms and conditions set out in the Hong Kong Public Offering Documents and this Agreement. Subject to the registration of the Hong Kong Prospectus and the Green Application Form by the Company or counsel for the Company on the Company’s behalf, the Joint Sponsors shall arrange for and the Company shall cause, the Formal Notice to be published on the official websites of the Company and SEHK on the day(s) specified in Schedule 5 (or such other publication(s) and/or day(s)) as may be agreed by the Company and the Joint Sponsors). The Company will, on the Hong Kong Prospectus Date, publish the Hong Kong Prospectus and the Green Application Form on the website of the Company at ir.lixiang.com and the website of the Stock Exchange at www.hkexnews.hk.

4.2.	Receiving Bank and Nominee: The Company has appointed the Receiving Bank to receive applications and application monies under the Hong Kong Public Offering and has appointed the Nominee to hold the application monies received by the Receiving Bank under the Hong Kong Public Offering, in each case upon and subject to the terms and conditions contained in the Receiving Bank Agreement. The Company shall at all times pay close attention to the Nominee and to urge the Nominee to undertake to hold and deal with such application monies upon and subject to the terms and conditions contained in the Receiving Bank Agreement.

4.3.	Hong Kong Registrar and White Form eIPO Service: The Company has appointed the Hong Kong Registrar to provide services in connection with the processing of the

Hong Kong Public Offering Applications and the provision of the White Form eIPO Service upon and subject to the terms and conditions of the Registrar Agreement. The Company undertakes with the Hong Kong Underwriters to at all times pay close attention to the Hong Kong Registrar and to urge the Hong Kong Registrar shall do all such acts and things as may be reasonably required to be done by it in connection with the Hong Kong Public Offering and its associated transactions.

4.4.	Application Lists: Subject as mentioned below, the Application Lists will open at 11:45 a.m. on the Acceptance Date and will close at 12:00 noon on the same day, provided that in the event of a tropical cyclone warning signal number 8 or above or a “black” rainstorm warning signal being in force or “extreme condition” caused by a super typhoon is announced in Hong Kong at any time between 9:00 a.m. and 12:00 noon on that day, then the Application Lists will open at 11:45 a.m. and close at 12:00 noon on the next Business Day on which no such signal remains in force at any time between 9:00 a.m. and 12:00 noon. All references in this Agreement to the time of opening and closing of the Application Lists shall be construed accordingly.

4.5.	Basis of allocation: The Company agrees that the Joint Sponsors (together with the Joint Global Coordinators) shall have the exclusive right, in their sole and absolute discretion, upon and subject to the terms and conditions of the Hong Kong Public Offering Documents and this Agreement, to reject or accept in whole or in part any Hong Kong Public Offering Application and, where the number of Hong Kong Offer Shares being applied for exceeds the total number of the Hong Kong Offer Shares, to determine the basis of allocation of the Hong Kong Offer Shares.

The Company shall, and shall use its commercially reasonable endeavours to procure that the Receiving Bank and the Hong Kong Registrar to, as soon as practicable after the close of the Application Lists, provide the Joint Sponsors and the Joint Global Coordinators with such information, calculations and assistance as the Joint Sponsors and the Joint Global Coordinators may require for the purposes of determining, inter alia:

4.5.1	in the event of a Hong Kong Public Offering Under-Subscription, the number of Hong Kong Offer Shares which have not been applied for pursuant to Accepted Hong Kong Public Offering Applications; or

4.5.2	in the event of a Hong Kong Public Offering Over-Subscription, the number of times by which the number of Hong Kong Offer Shares which have been applied for pursuant to Accepted Hong Kong Public Offering Applications exceeds the total number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering; and

4.5.3	the basis of allocation of the Hong Kong Offer Shares.

4.6.	Several underwriting commitments: Upon and subject to the terms and conditions of this Agreement and in reliance upon the Warranties, if and to the extent that by 12:00 noon on the Acceptance Date there shall remain any Hong Kong Offer Shares which have not been applied for pursuant to Accepted Hong Kong Public Offering Applications (a “Hong Kong Public Offering Under-Subscription”), the Hong Kong Underwriters (other than any Hong Kong Underwriter whose Hong Kong Public Offering Underwriting Commitment has been reduced by the Hong Kong

Underwriter’s Applications of such Hong Kong Underwriter to zero pursuant to the provisions of Clause 4.7) shall, subject as provided in Clauses 4.10 and 4.12, procure applications to purchase, or failing which themselves as principals apply to purchase, the number of Hong Kong Offer Shares remaining available as a result of the Hong Kong Public Offering Under-Subscription (the “Unsold Hong Kong Offer Shares”) in accordance with the terms and conditions set out in the Hong Kong Public Offering Documents (other than as to the deadline for making the application), provided that:

4.6.1	the obligations of the Hong Kong Underwriters with respect to the Unsold Hong Kong Offer Shares under this Clause 4.6 shall be several (and not joint or joint and several);

4.6.2	the number of Unsold Hong Kong Offer Shares which each Hong Kong Underwriter is obligated to apply to purchase or procure applications to purchase under this Clause 4.6 shall be calculated by applying the formula below (but shall not in any event exceed the maximum number of Hong Kong Offer Shares as set forth opposite the name of such Hong Kong Underwriter in Schedule 1):

where in relation to such Hong Kong Underwriter:

N	is the number of Unsold Hong Kong Offer Shares which such Hong Kong Underwriter is obligated to apply to purchase or procure applications to purchase under this Clause 4.6, subject to such adjustment as the Joint Global Coordinators may determine to avoid fractional shares;

T	is the total number of Unsold Hong Kong Offer Shares determined after taking into account any reduction pursuant to Clauses 4.10 and 4.12, as applicable;

C	is the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter;

P	is the number of Hong Kong Offer Shares comprised in the Hong Kong Underwriter’s Applications of such Hong Kong Underwriter;

AC	is the aggregate number of Hong Kong Offer Shares determined after taking into account any reduction pursuant to Clauses 2.6 and 4.12, as applicable; and

AP	is the aggregate number of Hong Kong Offer Shares comprised in the Hong Kong Underwriter’s Applications of all the Hong Kong Underwriters; to the extent any Hong Kong Underwriter makes or procures more Hong Kong Underwriter’s Applications than its Hong Kong Public Offering Underwriting Commitment, the Hong Kong Underwriter’s Applications for such Hong Kong Underwriter, for the purpose of calculating this AP only, shall be deemed to be equal to the

Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter; and

4.6.3	the determination of the Joint Global Coordinators of the obligations of the Hong Kong Underwriters with respect to the Unsold Hong Kong Offer Shares under this Clause 4.6 shall be final and conclusive.

None of the Hong Kong Underwriters will be liable for any failure on the part of any of the other Hong Kong Underwriters to perform its obligations under this Clause 4.6 or otherwise under this Agreement. Notwithstanding the foregoing, each of the Hong Kong Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other Hong Kong Underwriters.

4.7.	Hong Kong Underwriters’ set-off: In relation to each Hong Kong Public Offering Application made or procured to be made by any of the Hong Kong Underwriters otherwise than pursuant to the provisions of Clause 4.9, the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter shall, subject to the applications having been marked or identified with the name of such Hong Kong Underwriter and to such Hong Kong Public Offering Application having been accepted (whether in whole or in part) pursuant to the provisions of Clause 4.5 and thus becoming an Accepted Hong Kong Public Offering Application, be reduced pro tanto by the number of Hong Kong Offer Shares accepted pursuant to and comprised in such Accepted Hong Kong Public Offering Application until the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter is reduced to zero. Detailed provisions relating to the set-off of the Hong Kong Public Offering Underwriting Commitment of a Hong Kong Underwriter are set out in Schedule 4.

4.8.	Accepted Applications: The Company agrees that all duly completed and submitted applications received prior to the closing of the Application Lists and accepted by the Joint Sponsors (together with the Joint Global Coordinators) pursuant to Clause 4.5, either in whole or in part, will be accepted by the Company before calling upon the Hong Kong Underwriters or any of them to perform their obligations under Clause 4.6.

4.9.	Applications and payment for Unsold Hong Kong Offer Shares: In the event of a Hong Kong Public Offering Under-Subscription, the Joint Global Coordinators shall, subject to receiving the relevant information, calculations and assistance from the Receiving Bank and the Hong Kong Registrar pursuant to Clause 4.5.1, notify each of the Hong Kong Underwriters as soon as practicable and in any event by 5:00 p.m. on the first Business Day after the Acceptance Date of the number of Unsold Hong Kong Offer Shares to be taken up pursuant to Clause 4.6, and each of the Hong Kong Underwriters shall, as soon as practicable and in any event not later than 10:00 a.m. on the first Business Day after such notification and subject to the Conditions having been duly fulfilled or waived in accordance with the terms of this Agreement:

4.9.1	make application for such number of Unsold Hong Kong Offer Shares as fall to be taken up by it pursuant to Clause 4.6 specifying the names and addresses of the applicants and the number of Hong Kong Offer Shares to be allocated to each such applicant and deliver to the Joint Sponsors and the Joint Global Coordinators records for the duly completed applications; and

4.9.2	pay, or procure to be paid, to the Nominee the aggregate amount payable on application in respect of the Public Offer Price for such number of Unsold Hong Kong Offer Shares as fall to be taken up by it pursuant to Clause 4.6 (which shall include all amounts on account of the Brokerage, the Trading Fee and the Transaction Levy in accordance with the terms of the Hong Kong Public Offering), and the Company shall, as soon as practicable and in no event later than 9:00 a.m. on August 11, 2021 (the date specified in the Hong Kong Prospectus for the despatch of share certificates), duly allot and issue to the said applicants the Hong Kong Offer Shares to be taken up as aforesaid and procure the Hong Kong Registrar to duly issue and deliver valid share certificates in respect of such Hong Kong Offer Shares, in each case on the basis set out in Clause 5.1.

4.10.	Power of the Joint Global Coordinators to make applications: In the event of a Hong Kong Public Offering Under-Subscription, the Joint Global Coordinators shall have the right (to be exercised at their sole and absolute discretion (either acting individually or together in such proportions as shall be agreed between themselves) and in relation to which they are under no obligation to exercise) to apply to purchase or procure applications to purchase (subject to and in accordance with this Agreement) all or any of the Unsold Hong Kong Offer Shares which any Hong Kong Underwriter is required to take up pursuant to Clause 4.6. Any application submitted or procured to be submitted by any of the Joint Global Coordinators pursuant to this Clause 4.10 in respect of which payment is made mutatis mutandis in accordance with Clause 4.9 shall satisfy pro tanto the obligation of the relevant Hong Kong Underwriter under Clause 4.6 but shall not affect any agreement or arrangement among the Hong Kong Underwriters regarding the payment of underwriting commission.

4.11.	Reallocation from the International Offering to the Hong Kong Public Offering: If the number of Hong Kong Offer Shares which are the subject of the Accepted Hong Kong Public Offering Applications exceeds the number of Hong Kong Offer Shares initially offered (a “Hong Kong Public Offering Over-Subscription”), then:

4.11.1	subject to any required reallocation as set forth below in Clause 4.11.2, the Joint Global Coordinators, in their sole and absolute discretion, may (but shall have no obligation to) reallocate Offer Shares from the International Offering to the Hong Kong Public Offering and make available such reallocated Offer Shares as additional Hong Kong Offer Shares to satisfy Hong Kong Public Offering Applications. In the event of such reallocation, the number of Offer Shares available under the International Offering and the respective International Offering Underwriting Commitments of the International Underwriters may be reduced in such manner and proportions as the Joint Global Coordinators may in their sole and absolute discretion determine and the Hong Kong Underwriters will not be entitled to the underwriting commission referred to in Clause 6.1 in respect of the Offer Shares reallocated to the Hong Kong Public Offering;

4.11.2	if the Hong Kong Public Offering Over-Subscription represents a subscription of (i) 15 times or more but less than 50 times, (ii) 50 times or more but less than 100 times, or (iii) 100 times or more, of the number of the Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then Offer Shares shall be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Offer Shares available under the Hong Kong Public Offering shall be increased to 30,000,000, 40,000,000 and 50,000,000 Shares, respectively, representing approximately 30% (in the case of (i)), 40% (in the case of (ii)) or 50% (in the case of (iii)), respectively, of the total number of Offer Shares initially available under the Global Offering (before any exercise of the Over-allotment Option).

In each of the above cases, the number of Offer Shares available under the International Offering and the respective International Offering Underwriting Commitments of the International Underwriters shall be reduced accordingly and the Hong Kong Underwriters will not be entitled to the underwriting commission referred to in Clause 6.1 in respect of the Offer Shares reallocated to the Hong Kong Public Offering.

4.12.	Reallocation from the Hong Kong Public Offering to the International Offering: If a Hong Kong Public Offering Under-Subscription shall occur, the Joint Global Coordinators, in their sole and absolute discretion, may (but shall have no obligation to) reallocate all or any of the Unsold Hong Kong Offer Shares from the Hong Kong Public Offering to the International Offering and make available such reallocated Offer Shares as additional International Offer Shares to satisfy demand under the International Offering. In the event of such reallocation, the number of Unsold Hong Kong Offer Shares and the respective Hong Kong Public Offering Underwriting Commitments of the Hong Kong Underwriters shall be reduced in such manner and proportions as the Joint Global Coordinators may in their sole and absolute discretion determine. The Hong Kong Underwriters will not be entitled to the underwriting commission referred to in Clause 6.1 in respect of the Offer Shares reallocated to the International Offering. For the avoidance of doubt, any Unsold Hong Kong Offer Shares reallocated from the Hong Kong Public Offering to the International Offering shall for all purposes (including any fee arrangements) be deemed to be International Offer Shares and will be dealt with in accordance with the terms of the International Underwriting Agreement.

4.13.	Hong Kong Underwriters’ obligations cease: All obligations and liabilities of the Hong Kong Underwriters under this Agreement will cease following payment by or on behalf of the Hong Kong Underwriters in accordance with Clause 4.9 or Clause 4.10 or upon a Hong Kong Public Offering Over-Subscription having occurred (save in respect of any antecedent breaches under this Agreement).

4.14.	Implementation of the Hong Kong Public Offering: Without prejudice to the foregoing obligations, the Company undertakes with the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors to take such action and do (or procure to be done) all such other acts and things required to implement the Hong Kong Public Offering and to comply with all relevant requirements so as to enable the listing of, and permission to deal in, the Class A Ordinary Shares on the SEHK to be granted by the Listing Committee.

5.	ALLOTMENT AND PAYMENT

5.1.	Issue of Hong Kong Offer Shares: Upon receipt by the Hong Kong Registrar of the Accepted Hong Kong Public Offering Applications, the Company shall as soon as practicable following announcement of the basis of allocation of the Hong Kong Offer

Shares and in any event no later than 9:00 a.m. on August 11, 2021 (the date specified in the Hong Kong Prospectus for the dispatch of share certificates):

5.1.1	duly allot and issue, conditional upon the fulfilment of the Conditions (unless waived in accordance with the terms of this Agreement), the Hong Kong Offer Shares in accordance with the relevant sections of the Hong Kong Public Offering Documents and this Agreement to the successful applicants and in the numbers specified by the Joint Global Coordinators on terms that they rank pari passu in all respects with the existing issued Class A Ordinary Shares, including the right to rank in full for all distributions declared, paid or made by the Company after the time of their allotment, except for certain aspects described in the Hong Kong Prospectus, and that they will rank pari passu in all respects with the International Offer Shares;

5.1.2	procure that the names of the successful applicants (or, where appropriate, HKSCC Nominees Limited) shall be entered in the register of members of the Company accordingly (without payment of any registration fee); and

5.1.3	procure that share certificates in respect thereof (each in a form complying with the Listing Rules and in such number and denominations as directed by the Joint Global Coordinators) shall be issued and despatched, or delivered or released to successful applicants (or where appropriate, HKSCC for immediate credit to such CCASS stock accounts as shall be notified by the Joint Global Coordinators to the Company for such purpose), or made available for collection (as applicable) as provided for in the Hong Kong Public Offering Documents and this Agreement.

5.2.	Payment to the Company: The application monies received in respect of Hong Kong Public Offering Applications and held by the Nominee will be paid in Hong Kong dollars to the Company on the Listing Date at or before 9:30 a.m. (subject to and in accordance with the provisions of the Receiving Bank Agreement and this Agreement) upon the Nominee receiving written confirmation from the Joint Global Coordinators that the Conditions have been fulfilled or waived and that share certificates have been dispatched to successful applicants of the Hong Kong Offer Shares (or to HKSCC Nominees Limited, as the case may be) by wire transfer to such account or accounts in Hong Kong specified by the Company and notified to the Joint Global Coordinators in writing as soon as practicable after the signing of this Agreement but, in any event, by no later than the Business Day immediately before the Listing Date) in immediately available funds, provided, however, that:

5.2.1	the Joint Global Coordinators are hereby irrevocably and unconditionally authorized by the Company to, subject to receipt of written confirmation of the Company, deduct or direct the Nominee (prior to payment of the application monies to the Company on and at the date and time as aforesaid) to deduct from such application monies and pay to the Joint Global Coordinators (and where a person other than the Joint Global Coordinators is entitled to any amount so deducted, such amount will be received by the Joint Global Coordinators on behalf of such person) the amounts payable by the Company pursuant to Clauses 5.3 (Brokerage, Trading Fee and Transaction Levy for applicants), 5.4 (Trading Fee and Transaction Levy for the Company) and 6.1 (Underwriting commission) ; and

5.2.2	to the extent that the amounts deducted by the Nominee are insufficient to cover the amount to be deducted under Clause 5.2.1 or the Nominee does not or will not deduct in accordance with Clause 5.2.1, the Company shall pay or cause to be paid in full, on and at the date and time of payment of the application monies to the Company as aforesaid or as soon as reasonably practicable but in any event within twenty Business Days upon written demand, the shortfall or the amounts not so deducted, as applicable, to the Joint Global Coordinators (for themselves or on behalf of the Hong Kong Underwriters, as applicable) or to the relevant party entitled to the amount payable by the Company. For the avoidance of doubt, such commission referred in Clause 6.1 below shall be deducted from the amount paid by the Nominee to the Company.

The net amount payable to the Company pursuant to this Clause 5.2 will (for the avoidance of doubt and if applicable) be calculated after allowing for entitlements of successful applicants under the Hong Kong Public Offering to refunds of application monies if and to the extent that the Public Offer Price shall be determined at below the maximum Public Offer Price per Hong Kong Offer Share to be disclosed in the Prospectus.

5.3.	Brokerage, Trading Fee and Transaction Levy for applicants: The Joint Global Coordinators will, for themselves and on behalf of the Hong Kong Underwriters, arrange for the payment by the Nominee on behalf of all successful applicants under the Hong Kong Public Offering to the persons entitled thereto of the Brokerage, the Trading Fee and the Transaction Levy in respect of the Accepted Hong Kong Public Offering Applications, such amounts to be paid out of the application monies received in respect of Hong Kong Public Offering Applications. The Joint Global Coordinators are hereby irrevocably and unconditionally authorized by the Company to direct the Nominee to deduct and pay such amounts.

5.4.	Trading Fee and Transaction Levy for the Company: The Joint Global Coordinators will, on behalf of the Company, arrange for the payment by the Nominee to the persons entitled thereto of the Trading Fee and the Transaction Levy payable by the Company in respect of the Accepted Hong Kong Public Offering Applications, such amounts to be paid out of the application monies received in respect of Hong Kong Public Offering Applications. The Joint Global Coordinators are hereby irrevocably and unconditionally authorized by the Company to direct the Nominee to deduct and pay such amounts.

5.5.	Refund cheques: The Company will procure that, in accordance with the terms of the Receiving Bank Agreement and the Registrar Agreement, the Nominee will pay refunds of applications monies, and the Hong Kong Registrar will arrange for the distribution of refund cheques, to those successful and unsuccessful applicants under the Hong Kong Public Offering who are or may be entitled to receive refunds of application monies (in whole or in part) in accordance with the terms of the Hong Kong Public Offering specified in the Hong Kong Public Offering Documents.

5.6.	Separate bank account: The Company agrees that the application monies received in respect of Hong Kong Public Offering Applications shall be credited to a separate bank account with the Nominee pursuant to the terms of the Receiving Bank Agreement.

5.7.	No responsibility for default: The Company acknowledges and agrees that none of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any of their respective affiliates shall have any liability whatsoever under Clause 5, Clause 6 or otherwise for any default by the Nominee or any other application of funds.

6.	COMMISSIONS AND COSTS

6.1.	Underwriting commission: The Company shall pay to the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) an underwriting commission equal to 1.25 per cent. of the aggregate Public Offer Price in respect of all of the Hong Kong Offer Shares (excluding any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering, in each case pursuant to Clause 4). For the avoidance of doubt, no underwriting commission in respect of any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering shall be paid to the Hong Kong Underwriters as the relevant underwriting commission relating to such Offer Shares will be payable to the International Underwriters in accordance with the International Underwriting Agreement. The respective entitlement of the Joint Global Coordinators and the Hong Kong Underwriters to the underwriting commission will be set out in the International Underwriting Agreement.

6.2.	Incentive Fee: In addition, the Company may at its sole and absolute discretion pay to the Underwriters an incentive fee of up to 0.30 per cent. of (i) the Public Offer Price for each Hong Kong Offer Share in respect of all the Hong Kong Offer Shares offered under the Global Offering, and (ii) the International Offer Price for each International Offer Share in respect of all the International Offer Shares offered under the Global Offering including any Offer Shares issued pursuant to the exercise of the Over-allotment Option, to be determined by the Company (including the allocation amongst the Underwriters) and notified to the Joint Global Coordinators on or before the Price Determination Date.

6.3.	Joint Sponsors’ Fee: Any outstanding sponsors fee of the Joint Sponsors shall be deducted from the underwriting commission payable by the Company to such Joint Sponsor in connection with the Global Offering pursuant to the terms the sponsors engagement letter between the Joint Sponsors and the Company dated February 8, 2021.

6.4.	Costs payable by the Company: All costs, expenses, fees and charges and any documentary issuance, transfer, registration, value added or similar Taxes in connection with or incidental to the Global Offering, the listing of the Class A Ordinary Shares on the Main Board of the SEHK and this Agreement and the transactions contemplated thereby or hereby, including, without limitation, the following (where relevant, in such amounts and subject to such terms as agreed with such parties in their respective engagement letters, services agreements or contracts):

6.4.1	any remaining sponsors’ fees payable to the Joint Sponsors in accordance with the sponsors engagement letter between the Joint Sponsors and the Company dated February 8, 2021;

6.4.2	fees and expenses of the Reporting Accountants;

6.4.3	fees and expenses of the Hong Kong Registrar and the White Form eIPO Service Provider;

6.4.4	fees and expenses of all legal advisers to the Company (including the Company’s IP counsel) and the fees and expenses of all legal advisers to the Underwriters in accordance with the relevant engagement letters entered into between the Company and such legal advisers to the Underwriters;

6.4.5	fees and expenses of the Internal Control Consultant;

6.4.6	fees and expenses of the Industry Consultant;

6.4.7	fees and expenses of any public relations consultants engaged by the Company;

6.4.8	fees and expenses of any translators engaged by the Company;

6.4.9	fees and expenses of the Receiving Bank and the Nominee;

6.4.10	fees and expenses of the financial printer;

6.4.11	fees and expenses of other agents and advisers appointed by the Company relating to the Global Offering;

6.4.12	fees and expenses related to the application for listing of the Class A Ordinary Shares on the SEHK, the registration of any documents with any relevant Authority and the qualification of the such Shares in any jurisdiction;

6.4.13	all costs and expenses related to conducting roadshow and pre-marketing activities, including without limitation, expenses associated with the production of roadshow slides and graphics, fees and expenses of any consultants engaged in connection with the roadshow presentations, travel, lodging and other expenses incurred by the Company;

6.4.14	all printing and advertising costs in relation to the Global Offering as incurred and approved by the Company;

6.4.15	all costs of dispatch and distribution of the Offering Documents in all relevant jurisdictions, and all amendments and supplements thereto;

6.4.16	all costs of the printing, dispatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

6.4.17	the Trading Fee and the Transaction Levy payable by the Company, and all capital duty (if any), premium duty (if any) and any other fees, charges and, expenses, Taxes and levies payable, in respect of the creation, allotment, issue, sale and delivery of the Offer Shares, and/or the execution, delivery and performance of this Agreement;

6.4.18	all fees and expenses of conducting company searches, litigation and legal proceeding searches, bankruptcy and insolvency searches and directorship searches in connection with the Global Offering;

6.4.19	all costs and expenses related to the press conferences of the Company in relation to the Hong Kong Public Offering as incurred and approved by the Company; and

6.4.20	all CCASS transaction fees payable in connection with the Global Offering.

shall be borne by the Company, and the Company shall pay or cause to be paid all such costs, expenses, fees, charges and Taxation.

6.5.	Costs remaining payable if the Global Offering does not proceed: If this Agreement shall be terminated or shall not become unconditional or, for any other reason, the Global Offering is not completed, the Company shall not be liable to pay any underwriting commission and incentive fee under Clauses 6.1 and 6.2, but the Company shall pay or reimburse or cause to be paid or reimbursed all costs, expenses, fees, charges and Taxation referred to in Clause 6.4 which have been incurred or are liable to be paid by the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and/or the Hong Kong Underwriters and all other costs, expenses, fees, charges and Taxation payable by the Company pursuant to Clause 6.4, forthwith within twenty Business Days upon demand by the Joint Global Coordinators and/or the Hong Kong Underwriters or the relevant party which incurred the costs, expenses, fees, charges and Taxation, as the case may be.

7.	STABILIZATION

7.1.	Stabilizing manager and stabilization actions: The Company acknowledges that Goldman Sachs, to the exclusion of all others, is expected to act as stabilizing manager in connection with the Global Offering and may (but with no obligation and not as agent for the Company) make purchases, over-allocate or effect transactions in the market or otherwise take such stabilizing action(s) with a view to supporting the market price of the Class A Ordinary Shares at a level higher than that which might otherwise prevail for a limited period after the Listing Date. The Stabilizing Manager may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization actions. Any such agent shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this Clause. Any stabilization actions taken by the Stabilizing Manager or any person acting for it as stabilizing manager shall be conducted in compliance with the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance and all other applicable Laws and may be discontinued at any time. The Company shall not be responsible for any liabilities, expenses and losses arising from stabilizing activities and transactions effected by the Stabilizing Manager. Each of the Hong Kong Underwriters (other than the Stabilizing Manager or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Joint Global Coordinators) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company.

7.2.	Stabilizing losses and profits. All liabilities, expenses and losses arising from stabilization activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be for the respective accounts of the International Underwriters in the same proportions, as nearly as may be practicable, as the respective International Offering Underwriting Commitments of the International Underwriters, and may be deducted from the commissions payable to the International Underwriters. All profits or gains arising from stabilizing activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be for the respective accounts of the Joint Global Coordinators in accordance with the proportions which their respective International Offering Underwriting Commitments bear to the total International Offering Underwriting Commitments of the Joint Global Coordinators.

7.3.	No stabilization by the Company: The Company undertakes to each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters that it will not, and will cause its affiliates or any of its or its affiliates’ respective directors, officers, employees, or any person acting on its behalf or on behalf of any of the foregoing persons not to:

7.3.1	take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise;

7.3.2	take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or

7.3.3	take or omit to take, directly or indirectly, any action which may result in the loss by the Stabilizing Manager or any person acting for it as stabilizing manager of the ability to rely on any stabilization safe harbour provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise, provided that the granting of the Over-allotment Option under the International Underwriting Agreement shall not constitute a breach of this Clause 7.3.

8.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

8.1.	Warranties: The Company hereby represents, warrants, agrees and undertakes with respect to each of the Warranties in Schedule 2 hereto to each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters that each of the Warranties is true, accurate and not misleading at the date of this Agreement, and the Company acknowledges that each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters is entering into this Agreement in reliance upon the Warranties. Each Warranty shall be construed separately and independently and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

8.2.	Warranties repeated: The Warranties are given on and as at the date of this Agreement with respect to the facts and circumstances subsisting as at the date of this Agreement. In addition, the Warranties shall be deemed to be repeated:

8.2.1	on the date of registration of the Hong Kong Prospectus by the Registrar of Companies in Hong Kong as required by section 342C of the Companies (Winding Up and Miscellaneous Provisions) Ordinance;

8.2.2	on the Hong Kong Prospectus Date and the date of the supplemental Hong Kong Prospectus (if any);

8.2.3	on the Acceptance Date;

8.2.4	on the Price Determination Date;

8.2.5	immediately prior to the Time of Sale (as defined in the International Underwriting Agreement);

8.2.6	immediately prior to (i) the delivery by the Joint Global Coordinators and/or the other Hong Kong Underwriters of duly completed applications and (ii) payment by the Joint Global Coordinators and/or the other Hong Kong Underwriters for the Hong Kong Offer Shares to be taken up, respectively, pursuant to Clause 4.6 and/or Clause 4.10 (as the case may be);

8.2.7	immediately prior to 8:00 a.m. on the Listing Date; and

8.2.8	immediately prior to commencement of dealings of the Offer Shares on the SEHK,

in each case with reference to the facts and circumstances then subsisting. For the avoidance of doubt, nothing in the Clause 8.2 shall affect the on-going nature of the Warranties.

8.3.	Notice of breach of Warranties: The Company hereby undertakes to forthwith notify the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) in writing if it comes to its knowledge that any of the Warranties is untrue, inaccurate or misleading in any respect or ceases to be true and accurate or becomes misleading in any respect at any time up to the last to occur of the dates specified in Clause 8.2 or if it becomes aware of any event or circumstances which would or might cause any of the Warranties to become untrue, inaccurate or misleading in any respect.

8.4.	Undertakings not to breach Warranties: The Company hereby undertakes to the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors not to, and shall procure that neither the Company nor any other member of the Group shall, do or omit to do anything or permit to occur any event which would or might render any of the Warranties untrue, incorrect or misleading in any respect at any time up to the last to occur of the dates specified in Clause 8.2 or which could materially and adversely affect the Global Offering. Without prejudice to the foregoing, the Company agrees not to make any amendment or supplement to the Offering Documents or any of them without the prior approval of the Joint Sponsors and the Joint Global Coordinators.

8.5.	Remedial action and announcements: The Company shall notify the Joint Sponsors and the Joint Global Coordinators promptly if at any time, by reference to the facts and circumstances then subsisting, on or prior to the last to occur of the dates on which the Warranties are deemed to be given pursuant to the provisions of Clause 8.2, (i) any event shall occur or any circumstance shall exist which renders or could render untrue or inaccurate or misleading in any respect any of the Warranties or gives rise or could give rise to a claim under any of the indemnities as contained in or given pursuant to this Agreement, or (ii) any event shall occur or any circumstance shall exist which requires or could require the making of any change to any of the Offering Documents so that any such Offering Documents would not include any untrue statement of a material fact or omit to state any fact necessary in order to make the statements therein, in light of the circumstances under which they were made when any such Offering Documents were delivered, not misleading, or (iii) it shall become necessary or desirable for any other reason to amend or supplement any of the Offering Documents or any significant new factor likely to affect the Hong Kong Public Offering or the Global Offering shall arise, and, in each of the cases described in clauses (i) through (iii) above, the Company, at its own expense, shall promptly take such remedial action as may be required by the Joint Sponsors and/or the Joint Global Coordinators, including promptly preparing, announcing, issuing, publishing, distributing or otherwise making available, at the Company’s expense, such amendments or supplements to the Offering Documents or any of them as the Joint Global Coordinators and the Joint Sponsors may require and supplying the Joint Sponsors and the Joint Global Coordinators or such persons as they may direct, with such number of copies of such amendments or supplements as they may require.

The Company agrees not to issue, publish, distribute or make publicly available any such announcement, circular, supplement, amendment or document which are inconsistent with the Offering Documents in any material respect or do any such act or thing during the period from the date of this Agreement up to and including the Listing Date without the prior written consent of the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters), except as required by Laws, in which case the Company shall first consult the Joint Sponsors and the Joint Global Coordinators before such issue, publication or distribution or act or thing being done.

8.6.	Company’s knowledge: A reference in this Clause 8 or in Schedule 2 to the Company’s knowledge, information, belief or awareness or any similar expression shall be deemed to include an additional statement that it has been made after due and careful enquiry. Notwithstanding that any of the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors has knowledge or has conducted investigation or enquiry with respect to the information given under the relevant Warranty, the rights of the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors under this Clause 8 shall not be prejudiced by such knowledge, investigation and/or enquiry.

8.7.	Obligations personal: The obligations of the Company under this Agreement shall be binding on its personal representatives or its successors in title.

8.8.	Release of obligations: Any liability to the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors or any of them hereunder may in whole or in part be released, compounded or compromised and time or indulgence may be given by the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors or any of them as regards any person under such liability without prejudicing the rights of the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors (or the rights of any of the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors) against any other person under the same or a similar liability.

8.9.	Consideration: The Company has entered into this Agreement, and agreed to give the representations, warranties, agreements and undertakings herein, in consideration of the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors agreeing to enter into this Agreement on the terms set out herein.

8.10.	Full force: For the purpose of this Clause 8:

8.10.1	the Warranties shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement; and

8.10.2	if an amendment or supplement to the Offering Documents or any of them is announced, issued, published, distributed or otherwise made available after the date hereof pursuant to Clause 8.5 or otherwise, the Warranties relating to any such documents given pursuant to this Clause 8 shall be deemed to be repeated on the date of such amendment or supplement and when so repeated, the Warranties relating to any such documents shall be read and construed subject to the provisions of this Agreement as if the references therein to such documents means such documents when read together with such amendment or supplement.

9.	RESTRICTIONS ON ISSUE OR DISPOSAL OF SECURITIES

9.1.	Lock-up on the Company: Except for the issue, offer or sale of the Offer Shares by the Company pursuant to the Global Offering (including pursuant to the Over-allotment Option), the issue of any Class A Ordinary Shares pursuant to the Share Incentive Plans, the conversion of the 2028 Notes and the conversion of the Class B Ordinary Shares as disclosed in the Hong Kong Prospectus, any capitalization issue, capital reduction or consolidation or sub-division of Shares and the issue of Class A Ordinary Shares pursuant to the conversion of any convertible notes that may be issued by the Company (provided that necessary waivers and/or approvals have been granted by the Stock Exchange and/or the SFC), during the period commencing on the date of this Agreement and ending on, and including, the date that is six months after the Listing Date (the “First Six-Month Period”), the Company hereby undertakes to each of the Hong Kong Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors not to, and to procure each other member of the Group not to, without the prior written consent of the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and unless in compliance with the requirements of the Listing Rules or pursuant to the exceptions set out in Rule 10.08 of the Listing Rules:

9.1.1	offer, allot, issue, sell, accept subscription for, contract to allot, issue or sell, offer or agree to allot, issue or sell, assign, mortgage, charge, pledge, hypothecate, hedge, lend, grant or sell any option, warrant, right or contract to purchase or to purchase any option, warrant, right or contract to sell, grant or agree to grant any option, right or warrant to purchase or subscribe for, or otherwise transfer or dispose of or create an Encumbrance over, or agree to transfer or dispose of or create an Encumbrance over, either directly or indirectly, conditionally or unconditionally, any legal or beneficial interest in any Shares or other securities of the Company, or any interests in any of the foregoing (including, but not limited to, any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, or any warrants or other rights to purchase, any Shares), or deposit any Shares or other securities of the Company with a depositary in connection with the issue of depositary receipts; or

9.1.2	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of subscription or ownership (legal or beneficial) of any Shares or other securities of the Company or any interest therein (including, without limitation, any securities of which are convertible into or exchangeable or exercisable for, or represent the right to receive, or any warrants or other rights to purchase, any Shares); or

9.1.3	enter into any transaction with the same economic effect as any transaction specified in Clause 9.1.1 or 9.1.2 above; or

9.1.4	offer to or contract to or agree to, or publicly announce any intention to enter into any transaction described in Clause 9.1.1, 9.1.2 or 9.1.3 above,

9.2.	in each case, whether any of the transactions specified in Clause 9.1.1, 9.1.2 or 9.1.3 above is to be settled by delivery of Shares or other securities of the Company, in cash or otherwise (whether or not the issue of such Shares or other securities will be completed within the First Six-month Period).

9.3.	Maintenance of public float: The Company agrees and undertakes to each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters, that it will not effect any purchase of Shares, or agree to do so, which may reduce the holdings of Shares held by the public (as defined in Rule 8.24 of the Listing Rules) below the minimum public float requirements specified in the Listing Rules or any waiver granted and not revoked by the SEHK on or before the date falling six months after the Listing Date without first having obtained the prior written consent of the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters).

9.4.	Full force: The undertakings in this Clause 9 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

10.	FURTHER UNDERTAKINGS

The Company undertakes to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters that it shall:

10.1.	Global Offering: comply with the terms and conditions of the Global Offering and all obligations imposed upon it by the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and the Listing Rules and all requirements of the SEHK or the SFC in respect of or by reason of the matters contemplated by this Agreement and otherwise in connection with the Global Offering, including, without limitation:

10.1.1	doing all such things as are necessary to ensure that Admission is obtained and not cancelled or revoked;

10.1.2	making all necessary Approvals and Filings with the Registrar of Companies in Hong Kong, the SEHK and the SFC (if applicable);

10.1.3	making available for inspection at the offices of Skadden, Arps, Slate, Meagher & Flom, legal advisers to the Company as to Hong Kong Laws, the documents referred to in the section of the Hong Kong Prospectus headed “Documents Delivered to the Registrar of Companies in Hong Kong and Available for Inspection” for the period and at the address stated therein;

10.1.4	urging that the Hong Kong Registrar, the Receiving Bank and the Nominee shall comply in all respects with the terms of their respective appointments under the terms of the Registrar Agreement and the Receiving Bank Agreement;

10.1.5	procuring that none of the Directors and that the relevant Director to procure none of or their respective associates (as defined in the Listing Rules) will himself or themselves (or through a company controlled by him or them), apply to purchase Hong Kong Offer Shares either in his or their own names or through nominees unless permitted to do so under the Listing Rules and having obtained confirmation to that effect;

10.1.6	procuring that none of the Company and/or any member of the Group and/or any of their respective directors, officers, employees, affiliates and/or agents, shall (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus and the Preliminary Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the Price Determination Date;

10.1.7	subject to any waiver granted by the SEHK and without prejudice to Clause 10.1.4, procuring that no core connected person of the Company (as defined in the Listing Rules) and using its commercially reasonable endeavors to procure that no connected person (as defined in the Listing Rules) of the

Company and that the relevant connected person to procure that none of their respective associates will itself (or through a company controlled by it), apply to purchase Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules, and if the Company shall become aware of any application or indication of interest for Offer Shares by any connected person, controlled company or nominee, it shall forthwith notify the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters);

10.1.8	that no preferential treatment has been, nor will be, given to any placee and its close associates by virtue of its relationship with the Company in any allocation in the placing tranche; and

10.1.9	using or procuring the use of all of the net proceeds received by it pursuant to the Global Offering in the manner specified in the section of the Hong Kong Prospectus headed “Future Plans and Use of Proceeds” other than any change that is disclosed in accordance with the Listing Rules and will not, directly or indirectly, use such proceeds, or lend, contribute or otherwise make available such proceeds to any member of the Group or other person or entity, for the purpose of financing any activities or business of or with any person or entity, or of, with or in any country or territory, that is subject to any sanctions Laws and regulations, or in any other manner that will result in a violation by any individual or entity (including, without limitation, by the Hong Kong Underwriters) of any sanctions laws and regulations.

10.2.	Information: provide to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters all such information known to the Company or which on due and careful enquiry ought to be known to the Company and whether relating to the Group or the Company or otherwise as may be reasonably required by the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) in connection with the Global Offering for the purposes of complying with any requirements of applicable Laws (including, without limitation and for the avoidance of doubt, the requirements of the SEHK or of the SFC or of any other relevant Authority);

10.3.	Receiving Bank, Nominee and Hong Kong Registrar: at all times pay close attention to and shall urge each of the Receiving Bank, the Nominee and the Hong Kong Registrar shall do all such acts and things as may be required to be done by it in connection with the Global Offering and the transactions contemplated herein, including but not limited to providing the Joint Global Coordinators with such information and assistance as the Joint Global Coordinators may reasonably require for the purposes of determining the level of acceptances under the Hong Kong Public Offering and the basis of allocation of the Hong Kong Offer Shares;

10.4.	Restrictive covenants: not, and procure that no other member of the Group will:

10.4.1	at any time after the date of this Agreement up to and including the date on which all of the Conditions are fulfilled or waived in accordance with this Agreement, do or omit to do anything which causes or can reasonably be expected to cause any of the Warranties to be untrue, inaccurate or misleading in any respect at any time prior to or on the Listing Date;

10.4.2	enter into any commitment or arrangement which in the opinion of the Joint Global Coordinators and the Joint Sponsors has or will or may result in a material adverse effect on the Global Offering;

10.4.3	take any steps which, in the opinion of the Joint Global Coordinators and the Joint Sponsors, are or will or could be reasonably expected to be materially inconsistent with any statement or expression, whether of fact, policy, expectation or intention, in the Hong Kong Prospectus;

10.4.4	amend any of the terms of the appointments of the Hong Kong Registrar, the Receiving Bank and the Nominee without the prior written consent of the Joint Global Coordinators and the Joint Sponsors; and

10.4.5	at any time after the date of this Agreement up to and including the Listing Date or the date on which the Over-allotment Option is exercised, if applicable, amend or agree to amend the Articles of Association save as requested by the SEHK or other Authorities which are entitled to exercise jurisdiction over the Company lawfully or pursuant to the requirements under the Listing Rules.

10.5.	Maintaining listing: use its best endeavors to maintain a listing for and will refrain from taking any action that could jeopardize the listing status of, the Class A Ordinary Shares on the SEHK, and comply with the Listing Rules and all requirements of the SEHK and the SFC, for at least one year after all of the Conditions have been fulfilled (or waived) except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with applicable Laws (including the Listing Rules, the U.S. securities related laws and the Nasdaq rules) or following an offer (within the meaning of the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs) for the Company becoming unconditional;

10.6.	Legal and regulatory compliance: comply with all applicable Laws (including, without limitation and for the avoidance of doubt, the rules, regulations and requirements of the SEHK, the SFC, the Nasdaq, the SEC and any other Authority) including, without limitation:

10.6.1	delivering to the SEHK as soon as practicable before the commencing of dealings in the Class A Ordinary Shares on the SEHK the declaration to be signed by the Company in the form set out in Appendix 5, Form F of the Listing Rules; and

10.6.2	complying with all the undertakings and commitments made by it or the Directors in the Hong Kong Prospectus provided it remains lawful for it to do so.

10.7.	Internal controls: ensure that any issues identified and as disclosed in any internal control report prepared by the Internal Control Consultant have been, are being or will promptly be rectified or improved in accordance with the recommendations set out in the report to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its Board with all applicable Laws, and, without prejudice to the generality of the foregoing, to such standard or level recommended or suggested by the Internal Control Consultant in its internal control report;

10.8.	Significant changes: promptly provide full particulars thereof to the Joint Sponsors and the Joint Global Coordinators if, at any time up to or on the date falling six months after the Listing Date, there is a significant change which affects or is capable of affecting any information contained in the Offering Documents or a significant new matter arises, the inclusion of information in respect of which would have been required in any of the Offering Documents had it arisen before any of them was issued, and, in connection therewith,

10.8.1	inform the SEHK of such change or matter if so required by the Joint Sponsors or the Joint Global Coordinators;

10.8.2	at its expense, promptly prepare documentation containing details of such change or matter if so required by the SEHK and/or the SFC and in a form approved by the Joint Sponsors and the Joint Global Coordinators, deliver such documentation through the Joint Sponsors to the SEHK and/or the SFC for approval and publish such documentation in such manner as the SEHK and/or the SFC may require; and

10.8.3	at its expense, make all necessary announcements on the websites of SEHK and the Company to avoid a false market being created in the Offer Shares.

and for the purposes of this Clause, “significant” means significant for the purpose of making an informed assessment of the matters mentioned in Rule 11.07 of the Listing Rules; and

10.9.	General: without prejudice to the foregoing obligations, do all such other acts and things as may be reasonably required to be done by it to carry into effect the Global Offering in accordance with the terms thereof.

The undertakings in this Clause 10 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

11.	TERMINATION

11.1.	Termination events: The Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) shall be entitled by notice to the Company to terminate this Agreement with immediate effect if at any time prior to 8:00 a.m. on the Listing Date:

11.1.1    there shall develop, occur, exist or come into effect:

(a)	any event, or series of events, in the nature of force majeure (including, without limitation, any acts of government, declaration of a national, regional or international emergency or war, calamity, crisis, epidemic, pandemic, large-scale outbreaks, escalation or aggravation of diseases (including, without limitation, COVID-19, SARS, swine or avian flu, H5N1, H1N1, H7N9 and such related/mutated forms), economic sanctions, strikes, labour disputes, lock-outs, fire, explosion, flooding, earthquake, civil commotion, riots, public disorder, acts of war, outbreak or escalation of hostilities (whether or not war is declared), acts of God or acts of terrorism (whether or not responsibility has been claimed)) in or affecting Hong Kong, the PRC, the Cayman Islands, the United States, the United Kingdom or the European Union (or any member thereof) (collectively, the “Relevant Jurisdictions”);

(b)	any change or development involving a prospective change, or any event or circumstances or series of events likely to result in any change or development involving a prospective change, in any local, national, regional or international financial, economic, political, military, industrial, legal, fiscal, regulatory, currency, credit or market matters or conditions, equity securities or exchange control or any monetary or trading settlement system or other financial markets (including, without limitation, conditions in the stock and bond markets, money and foreign exchange markets, the interbank markets and credit markets), in or affecting any of the Relevant Jurisdictions;

(c)	any moratorium, suspension or restriction (including, without limitation, any imposition of or requirement for any minimum or maximum price limit or price range) in or on trading in securities generally on SEHK, the New York Stock Exchange, the Nasdaq, the Shanghai Stock Exchange or the Shenzhen Stock Exchange;

(d)	a suspension or material limitation in trading in the Company’s securities on the Nasdaq;

(e)	any general moratorium on commercial banking activities in or affecting any of the Relevant Jurisdictions (declared by the relevant authorities) or any disruption in commercial banking or foreign exchange trading or securities settlement or clearance services, procedures or matters in or affecting any of the Relevant Jurisdictions;

(f)	any new law or regulation or any change or development involving a prospective change in existing laws or regulations, or any event or circumstance or series of events likely to result in any change or development involving a prospective change in the interpretation or application thereof by any court or any governmental or regulatory authority in or affecting any of the Relevant Jurisdictions;

(g)	any change or development involving a prospective change or amendment in or affecting taxation or foreign exchange control, currency exchange rates or foreign investment regulations (including, without limitation, a material devaluation of the Hong Kong dollar, United States dollar or RMB against any foreign currency, a change in the system under which the value of the Hong Kong dollar is linked to that of the United States dollar or RMB is linked to any foreign currency or currencies), or the implementation of any exchange control, in any of the Relevant Jurisdictions or adversely affecting an investment in the Offer Shares;

(h)	other than with the prior written consent of the Joint Sponsors and the Joint Global Coordinator, the issue or requirement to issue by the Company of a supplement or amendment to the Hong Kong Prospectus, the Green Application Forms or other documents in connection with the offer and sale of the Offer Shares pursuant to the Companies (Winding Up and Miscellaneous Provisions) Ordinance or the Listing Rules or upon any requirement or request of SEHK and/or the SFC;

(i)	any litigation, dispute, legal action or claim being threatened or instigated against any member the Group or any Directors;

(j)	the Company withdraws the Hong Kong Prospectus (and/or any other documents issued or used in connection with the Global Offering) or the Global Offering;

(k)	the chairman, chief executive officer or any executive Director vacating his or her office;

(l)	any Director is being charged with an indictable offence or is prohibited by operation of Laws or otherwise disqualified from taking directorship of a company;

(m)	there is any order or petition for the winding-up or liquidation of any member of the Group or any composition or arrangement made by any member of the Group with its creditors or a scheme of arrangement entered into by any member of the Group or any resolution for the winding-up of any member of the Group or the appointment of a provisional liquidator, receiver or manager over all or part of the assets or undertaking of any member of the Group or anything analogous thereto occurring in respect of any member of the Group;

(n)	any contravention by the Company, any member of the Group or any Directors of any applicable laws and regulations including the Listing Rules; or

(o)	any non-compliance of the Hong Kong Prospectus (or any other documents used in connection with the contemplated subscription and sale of the Offer Shares) or any aspect of the Global Offering with the Listing Rules or any other applicable laws and regulations, which, individually or in the aggregate, in the sole opinion of the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters), (1) has or will or is likely to have a Material Adverse Effect; (2) has or will or is likely to have a material adverse effect on the completion of the Global Offering; (3) makes or will make or is likely to make it inadvisable, impracticable or incapable for the Hong Kong Public Offering and/or the International Offering to proceed or to market the Global Offering or the delivery or distribution of the Offer Shares on the terms and in the manner contemplated by the Hong Kong Prospectus; or (4) has or will or is likely to have the effect of making any material part of this Agreement (including underwriting) incapable of performance in accordance with its terms or preventing the processing of applications and/or payments pursuant to the Global Offering or pursuant to the underwriting thereof; or

11.1.2    there has come to the notice of the Joint Global Coordinators that:

(a)	any statement contained in the Offering Documents, the Operative Documents, the Preliminary Prospectus, and/or any notices, announcements, advertisements, communications or other documents (including any announcement, circular, document or other communication pursuant to this Agreement) issued or used by or on behalf of the Company in connection with the Hong Kong Public Offering and the Global Offering (including any supplement or amendment thereto (the “Offer-Related Documents”) but excluding factual information solely relating to the Underwriters, it being understood that such information consists of only the Underwriters’ names, logos and addresses) was, when it was issued, or has become, untrue, incorrect, inaccurate, incomplete in any material respects or misleading or deceptive, or that any estimate, forecast, expression of opinion, intention or expectation contained in any of such documents is not fair and honest and based on reasonable grounds or reasonable assumptions;

(b)	any matter has arisen or has been discovered which would, had it arisen or been discovered immediately before the date of the Hong Kong Prospectus, constitute a material omission from, or misstatement in, any of the Offer-Related Documents;

(c)	there is a material breach of any of the obligations imposed upon the Company under this Agreement;

(d)	there is an event, act or omission which gives or is likely to give rise to any material liability of the Company pursuant to the indemnities given by it under this Agreement;

(e)	there is any Material Adverse Effect;

(f)	there is a breach of, or any event or circumstances rendering untrue, incorrect, incomplete or misleading in any respect, any of the Warranties;

(g)	the approval of the Listing Committee of the listing of, and permission to deal in, (i) the Class A Ordinary Shares in issue and to be issued pursuant to the Global Offering (including the additional Class A Ordinary Shares which may be issued pursuant to the exercise of the Over-allotment Option); (ii) the Class A Ordinary Shares to be issued pursuant to the Share Incentive Plans; (iii) the Class A Ordinary Shares to be issued pursuant to the conversion of the 2028 Notes; and (iv) the Class A Ordinary Shares that are issuable upon conversion of the Class B Ordinary Shares on a one to one basis on the Main Board of the SEHK is refused or not granted, other than subject to customary conditions, on or before the date of the Listing, or if granted, the approval is subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld;

(h)	any of the experts specified in the Hong Kong Prospectus (other than the Joint Sponsors) has withdrawn its consent to the issue of the Hong Kong Prospectus with the inclusion of its reports, letters and/or legal opinions (as the case may be) and references to its name included in the form and context in which it respectively appears; or

(i)	there is a prohibition on the Company for whatever reason from offering, allotting, issuing or selling any of the Offer Shares (including any additional Class A Ordinary Shares to be issued pursuant to the Over-allotment Option) pursuant to the terms of the Global Offering.

11.2.	Effect of termination: Upon the termination of this Agreement pursuant to the provisions of Clause 11.1 or Clause 2.4:

11.2.1    subject to Clause 11.2.2 below, each of the parties hereto shall cease to have any rights or obligations under this Agreement except that Clauses 6.4, 6.5, 11.2 and 12 to 17 and any rights or obligations that may have accrued under this Agreement prior to such termination shall survive such termination; and

11.2.2    the Company shall refund as soon as practicable all payments made by the Hong Kong Underwriters or any of them pursuant to Clause 4.9 and/or by the Joint Global Coordinators pursuant to Clause 4.10 and/or by applicants under the Hong Kong Public Offering (in the latter case, the Company shall procure that the Hong Kong Registrar and the Nominee dispatch refund cheques to all applicants under the Hong Kong Public Offering in accordance with the Registrar Agreement and the Receiving Bank Agreement).

12.	INDEMNITY

12.1.	Indemnity: The Company (the “Indemnifying Party”) jointly and severally undertakes to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and each of them (for themselves, respectively, and on trust for their respective Indemnified Parties (as defined below)) to indemnify, hold harmless and keep fully indemnified (on an after-Tax basis), on demand, each such Indemnified Party against all losses, liabilities, damages, Taxes, payments, costs, charges, expenses (collectively, “Losses” and individually, a “Loss”) which, jointly or severally, any such Indemnified Party may suffer or incur, and against all actions, suits and proceedings (including, without limitation, any investigation or inquiry by or before any Authority) and claims (whether or not any such claim involves or results in any action, suit or proceeding) (collectively, “Proceedings” and individually, a “Proceeding”), which may be brought or threatened to be brought or made against any such Indemnified Party jointly or severally, from time to time (including, without limitation, all payments, costs, charges, fees and expenses arising out of or in connection with the investigation, response to, defense or settlement or compromise of, or the enforcement of any settlement or compromise or judgment obtained with respect to, any such Loss or any such Proceeding), and, in each case, which, directly or indirectly, arise out of or are in connection with:

12.1.1	the issue, publication, distribution, use or making available of any of the Offering Documents, the PHIP and any notices and announcements published on the website of the Stock Exchange, any press release published on the website of the Company or communications with the Stock Exchange and the SFC relating to or connected with the Global Offering issued by and on behalf of the Company, the road show materials and other investor communication materials, advertisements in respect of the Global Offering, other offering materials and any amendments or supplements thereto (in each case, whether or not approved by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Underwriters or any of them); or

12.1.2	any of the Offering Documents or the PHIP containing any untrue or alleged untrue statement of a material fact, or omitting or being alleged to have omitted to state a fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or not containing or being alleged not to contain all information as investors and their professional advisers would reasonably require, and reasonably expect to find therein, in the context of the Global Offering; or

12.1.3	the offer, allotment, issue, sale or delivery of the Offer Shares; or

12.1.4	any breach or alleged breach on the part of the Company of any of the provisions of this Agreement, the Price Determination Agreement, the International Underwriting Agreement, the Articles of Association or applicable Laws; or

12.1.5	any of the Warranties being untrue, inaccurate or misleading in any respect or having been breached in any respect or being alleged to be untrue, inaccurate or misleading or alleged to have been breached in any respect; or

12.1.6	the performance by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any of them of their or its obligations and roles or any other actions or activities under or referred to in this Agreement or the Offering Documents or otherwise in connection with the Global Offering; or

12.1.7	any act or omission of any member of the Group in relation to the Global Offering; or

12.1.8	the Global Offering or any of the Offering Documents failing or being alleged to fail to comply with the requirements of the Listing Rules, or any Law of any applicable jurisdiction, or any condition or term of any Approvals and Filings in connection with the Global Offering; or

12.1.9	any failure or alleged failure by the Company, any of the Directors to comply with their respective obligations under the Listing Rules or applicable Laws; or

12.1.10	any breach by any member of the Group of the Listing Rules or applicable Laws; or

12.1.11	any other matter arising out of or in connection with the Global Offering.

provided that the indemnity provided for in this Clause 12.1 shall not apply in respect of any Indemnified Party if any such Loss suffered or incurred by such Indemnified Party is finally judicially determined by a court of competent jurisdiction or a properly constituted arbitral panel (as the case may be) to have arisen solely out of the gross negligence, wilful default or fraud on the part of such Indemnified Party. As used herein, “Indemnified Parties” mean the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters, their respective head offices (including branches thereof), subsidiaries, associates and affiliates, their respective delegates referred to in Clause 3.4, their respective representatives, partners, directors, officers, employees and agents, all directors, officers, employees and agents of their respective head offices (including branches thereof), subsidiaries, associates and affiliates, and the successors and assigns of all of the foregoing persons, and “Indemnified Party” means any one of them.

12.2.	No claims against Indemnified Parties: No Proceeding shall be brought against any Indemnified Party by, and no Indemnified Party shall be liable to, any Indemnifying Party to recover any Loss which such Indemnifying Party may suffer or incur by reason of or in any way arising out of the carrying out by any of the Indemnified Parties of any act in connection with the transactions contemplated herein and in the documentation relating to the Global Offering, the performance by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters of their obligations hereunder or otherwise in connection with the offer, allotment, issue, sale or delivery of the Offer Shares or the preparation or dispatch of the documentation relating to the Global Offering, provided that the foregoing shall not exclude any liability of any Indemnified Party for such Loss which has been finally judicially determined by a court of competent jurisdiction or a properly constituted arbitral panel (as the case may be) to have arisen solely out of the gross negligence, wilful default or fraud on the part of such Indemnified Party..

12.3.	Conduct of claims: If any Proceeding is instituted involving any Indemnified Party in respect of which the indemnity provided for in this Clause 12 may apply, such Indemnified Party shall, subject to any restrictions imposed by any Law or obligation of confidentiality, promptly notify the Indemnifying Party in writing of the institution of such Proceeding, provided, however, that the omission to so notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party under this Clause 12 or otherwise. The Indemnifying Party may participate at its expense in the defense of such Proceeding including appointing counsel at its expense to act for it in such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the prior written consent of any Indemnified Parties) also be counsel to the Indemnified Party. Unless the Joint Global Coordinators (on behalf of any Indemnified Parties) consent to counsel to the Indemnifying Party acting as counsel to such Indemnified Parties in such Proceeding, the Joint Global Coordinators (on behalf of such Indemnified Parties) shall have the right to appoint their own separate counsel (in addition to local counsel) in such Proceeding. The fees and expenses of separate counsel (in addition to local counsel) to any Indemnified Parties shall be borne by the Indemnifying Party and paid as incurred.

12.4.	Settlement of claims: No Indemnifying Party shall, without the prior written consent of an Indemnified Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which any Indemnified Party is or could be or could have been a party and indemnity could be or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent judgement includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party. Any settlement or compromise by any Indemnified Party, or any consent by any Indemnified Party to the entry of any judgment, in relation to any Proceeding shall be without prejudice to, and without (other than any obligations imposed on it by law) any accompanying obligation or duty to mitigate the same in relation to, any Loss it may recover from, or any Proceeding it may take against, the Indemnifying Party under this Agreement. The Indemnifying Party shall be liable for any settlement or compromise by any Indemnified Party of, or any judgment consented to by any Indemnified Party with respect to, any pending or threatened Proceeding, whether effected with or without the consent of such Indemnifying Party, and agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement, compromise or consent judgment. The rights of the Indemnified Parties herein are in addition to any rights that each Indemnified Party may have at law or otherwise and the obligations of the Indemnifying Party herein shall be in addition to any liability which the Indemnifying Party may otherwise have.

12.5.	Arrangements with advisers: If any Indemnifying Party enters into any agreement or arrangement with any adviser for the purpose of or in connection with the Global Offering, the terms of which provide that the liability of the adviser to the Indemnifying Party or any other person is excluded or limited in any manner, and any of the Indemnified Parties may have joint and/or several liability with such adviser to the Indemnifying Party or to any other person arising out of the performance of its duties under this Agreement, the Indemnifying Party shall:

12.5.1    not be entitled to recover any amount from any Indemnified Party which, in the absence of such exclusion or limitation, the Indemnifying Party would not have been entitled to recover from such Indemnified Party; and

12.5.2    indemnify the Indemnified Parties in respect of any increased liability to any third party which would not have arisen in the absence of such exclusion or limitation; and

12.5.3    take such other action as the Indemnified Parties may require to ensure that the Indemnified Parties are not prejudiced as a consequence of such agreement or arrangement.

12.6.	Costs: For the avoidance of doubt, the indemnity under this Clause 12 shall cover all costs, charges, fees and expenses which any Indemnified Party may suffer, incur or pay in disputing, investigating, responding to, defending, settling or compromising, or enforcing any settlement, compromise or judgment obtained with respect to, any Losses or any Proceedings to which the indemnity may relate and in establishing its right to indemnification under this Clause 12.

12.7.	Payment on demand: All amounts subject to indemnity under this Clause 12 shall be paid by an Indemnifying Party as and when they are incurred within 30 (thirty) Business Days of a written notice demanding payment being given to such Indemnifying Party by or on behalf of the relevant Indemnified Party.

12.8.	Payment free from counterclaims/set-offs: All payments made by an Indemnifying Party under this Clause 12 shall be made gross, free of any right of counterclaim or set off and without deduction or withholding of any kind, other than any deduction or withholding required by any Law. If an Indemnifying Party makes a deduction under this Clause 12, the sum due from such Indemnifying Party shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding, the relevant Indemnified Party which is entitled to such payment receives a sum equal to the sum it would have received had no deduction or withholding been made.

12.9.	Taxation: If a payment under this Clause 12 will be or has been subject to Taxation, the Indemnifying Party shall pay the relevant Indemnified Party on demand the amount (after taking into account any Taxation payable in respect of the amount and treating for these purposes as payable any Taxation that would be payable but for a relief, clearance, deduction or credit) that will ensure that the relevant Indemnified Party receives a net sum equal to the sum it would have received had the payment not been subject to Taxation.

12.10.	Full force: The foregoing provisions of this Clause 12 will continue in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement or the termination of this Agreement.

13.	ANNOUNCEMENTS

13.1.	Restrictions on announcements: No announcement concerning this Agreement, any matter contemplated herein or any ancillary matter hereto shall be made or dispatched by the Company (or by any of its directors, officers, employees or agents) during the period of six months from the date of this Agreement without the prior written approval of the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) except in the event and to the extent that any such announcement is required by applicable Laws or required by any Authority to which such party is subject or submits, wherever situated, including, without limitation, the SEHK, the SFC, the Nasdaq and the SEC, whether or not the requirement has the force of law and, to the extent permitted by applicable Laws and the relevant Authority, any such announcement so made by any of the parties shall be made only after the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) have had a reasonable opportunity to review and comment on the final draft and their comments (if any) have been fully considered by the issuers thereof.

13.2.	Full force: The restriction contained in this Clause 13 shall continue to apply after the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement or, for so long as any of the Joint Sponsors or the Joint Global Coordinators still remain as sponsor or adviser to the Company, the termination of this Agreement.

14.	CONFIDENTIALITY

14.1.	Information confidential: Subject to Clause 14.2, each party hereto shall, and shall procure that its affiliates and its and their directors, officers and agents will, treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to the provisions of this Agreement, the negotiations relating to this Agreement, the matters contemplated under this Agreement or the other parties to this Agreement.

14.2.	Exceptions: Any party hereto may disclose, or permit its directors, officers and agents to disclose, information which would otherwise be confidential if and to the extent:

14.2.1    required by applicable Laws;

14.2.2    required by any Authority to which such party is subject or submits, wherever situated, including, without limitation, the SEHK, the SFC, the Nasdaq and the SEC, whether or not the requirement for disclosure of information has the force of law;

14.2.3    required to vest the full benefit of this Agreement in such party;

14.2.4    disclosed to the professional advisers and auditors of such party;

14.2.5    the information has come into the public domain through no fault of such party;

14.2.6    required by any Hong Kong Underwriter or its affiliates for the purpose of the Global Offering or necessary in the view of any Hong Kong Underwriter or its affiliates to seek to establish any defense or pursue any claim in any legal, arbitration or regulatory proceeding or investigation in connection with the Global Offering or otherwise to comply with its or their own regulatory obligations; or

14.2.7    the other parties have given prior written approval to the disclosure (and in the case of the Hong Kong Underwriters, by the Joint Global Coordinators (on behalf of the Hong Kong Underwriters)), such approval not to be unreasonably withheld or delayed, provided that, in the cases of Clauses 14.2.3 and 14.2.7, any such information disclosed shall be disclosed only after consultation with the other parties.

14.3.	Full force: The restrictions contained in this Clause 14 shall remain in full force and effect notwithstanding the termination of this Agreement or the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

15.	NOTICES

15.1.	Language: All notices or other communication delivered hereunder shall be in writing except as otherwise provided in this Agreement and shall be in the English language.

15.2.	Time of notice: Any such notice or other communication shall be addressed as provided in Clause 15.3 and if so addressed, shall be deemed to have been duly given or made as follows:

15.2.1	if sent by personal delivery, upon delivery at the address of the relevant party;

15.2.2	if sent by post, two Business Days after the date of posting;

15.2.3	if sent by airmail, five Business Days after the date of posting; and

15.2.4	if sent by facsimile, when dispatched with confirmed receipt as evidenced by the transmission report generated at the end of the transmission of such facsimile by the facsimile machine used for such transmission.

Any notice received or deemed to be received on a day which is not a Business Day shall be deemed to be received on the next Business Day.

15.3.	Details of contact: The relevant address and fax number of each of the parties hereto for the purpose of this Agreement, subject to Clause 15.4, are as follows:

If to the Company, to:

Address	: Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong
Fax Attention	: +86 (10) 8742-7209 : Investor Relations

If to Goldman Sachs, to:

Address	: 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong
Fax Attention	: +852 2978 0440 : Raghav Maliah, Jung Min

If to CICC, to:

Address	: 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong
Fax Attention	: +852 2872 2100 : Barry Chan, Project SuperOne

If to UBS AG, to:

Address	: 52/F, Two International Finance Centre, 8 Finance Street, Hong Kong
Fax	: +852 3712 3885
Attention	: Mr. Zhihai Zhang / Mr. Alex Yang

If to any of the Hong Kong Underwriters, to the address and fax number of such Hong Kong Underwriter, and for the attention of the person, specified opposite the name of such Hong Kong Underwriter in Schedule 1.

15.4.	Change of contact details: A party may notify the other parties to this Agreement of a change of its relevant address or facsimile number for the purposes of Clause 15.3, provided that such notification shall only be effective on:

15.4.1    the date specified in the notification as the date on which the change is to take place; or

15.4.2    if no date is specified or the date specified is less than two Business Days after the date on which notice is given, the date falling two Business Days after notice of any such change has been given.

16.	GOVERNING LAW; DISPUTE RESOLUTION; WAIVER OF IMMUNITY

16.1.	Governing law: This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

16.2.	Arbitration: Each party to this Agreement agrees, on behalf of itself and as agent for its respective affiliates, that any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be the law of Hong Kong. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English. This arbitration agreement shall be governed by the law of Hong Kong. The rights and obligations of the parties to submit disputes to arbitration pursuant to this Clause shall survive the termination of this Agreement or the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement. Any party may bring proceedings in any court of competent jurisdiction for ancillary, interim or interlocutory relief in relation to any arbitration commenced under this Clause.

16.3.	Submission to jurisdiction: Each of the parties hereto irrevocably submits to the jurisdiction of the arbitral tribunal appointed or constituted for any arbitration commenced under Clause 16 and of any court of competent jurisdiction in which proceedings may be brought in relation to or in support of such arbitration.

16.4.	Waiver of objection to jurisdiction: Each of the parties hereto irrevocably waives (and irrevocably agrees not to raise) any objection (on the grounds of forum non conveniens or otherwise) which it may now or hereafter have to the arbitral tribunal appointed or constituted for any arbitration commenced under Clause 16 and to any court of competent jurisdiction in which proceedings may be brought in relation to or in support of such arbitration and further irrevocably agrees that a judgment or order of any such court or an award of such arbitral tribunal shall be conclusive and binding upon it and may be enforced in any court of competent jurisdiction.

16.5.	Service of documents: Each of the parties hereto irrevocably agrees that any writ, summons, order, judgment or other notice of legal process shall be sufficiently and effectively served on it if delivered in accordance with Clause 15.

16.6.	Waiver of immunity: To the extent that in any proceedings in any jurisdiction (including, without limitation, arbitration proceedings), the Company may now or hereafter have, or can claim for itself or its assets, properties or revenues, any immunity on any grounds under the laws of any jurisdiction from any action, suit, proceeding or other legal process (including, without limitation, arbitration proceedings), from set-off or counterclaim, from the jurisdiction of any court or arbitral tribunal, from service of process, from attachment to or in aid of execution of any judgment, decision, determination, order or award including, without limitation, any arbitral award, or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment, decision, determination, order or award including, without limitation, any arbitral award or to the extent that in any such proceedings there may be attributed to itself or its assets, properties or revenues any such immunity (whether or not claimed) under the laws of any jurisdiction, the Company hereby irrevocably waives and agrees not to plead or claim any such immunity in relation to any such proceedings, and declare that such waiver shall be effective to the fullest extent permitted by such laws.

17.	GENERAL PROVISIONS

17.1.	Time: Save as otherwise expressly provided herein, time shall be of the essence of this Agreement.

17.2.	Illegality, invalidity or unenforceability: If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction, neither the legality, validity or enforceability in that jurisdiction of any other provisions hereof nor the legality, validity or enforceability of that or any other provision(s) hereof under the Laws of any other jurisdiction shall in any way be affected or impaired thereby.

17.3.	Assignment: Each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters may assign, in whole or in part, the benefits of this Agreement, including, without limitation, the Warranties and the indemnities in Clauses 8 and 12, respectively, to any of the persons who have the benefit of the indemnities in Clause 12 and any successor entity to such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or Hong Kong Underwriter or any of such persons, as applicable. Obligations under this Agreement shall not be assignable.

17.4.	Release or compromise: Each party hereto may release, or compromise the liability of, the other parties (or any of them) or grant time or other indulgence to the other parties (or any of them) without releasing or reducing the liability of the other parties (or any of them) or any other party hereto. Without prejudice to the generality of the foregoing, The Company agrees and acknowledges that any amendment or supplement to the Offering Documents or any of them (whether made pursuant to Clause 8.5 or otherwise) or any announcement, issue, publication or distribution, or delivery to investors, of such amendment or supplement or any approval by, or knowledge of, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters or any of them, of such amendment or supplement to any of the Offering Documents subsequent to its distribution shall not in any event and notwithstanding any other provision hereof constitute a waiver or modification of any of the conditions precedent to the obligations of the Hong Kong Underwriters as set forth in this Agreement or constitute a waiver or modification, or result in the loss, of any rights hereunder of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Joint Sponsors or the Hong Kong Underwriters, as the case may be, to terminate this Agreement or otherwise prejudice any other rights of the Joint Global Coordinators or the Joint Bookrunners or the Joint Lead Managers or the Joint Sponsors or the Hong Kong Underwriters, as the case may be, under this Agreement (in each case whether by reason of any misstatement or omission resulting in a prior breach of any of the Warranties or otherwise).

17.5.	Exercise of rights: No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Agreement shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, power and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies (whether provided by Laws or otherwise).

17.6.	No partnership: Nothing in this Agreement shall be deemed to give rise to a partnership or joint venture, nor establish a fiduciary or similar relationship, between the parties hereto.

17.7.	Entire agreement: This Agreement, together with, in the case of the Joint Sponsors, the engagement letter dated February 8, 2021 between the Company and the Joint Sponsors, constitute the entire agreement between the Company, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Hong Kong Underwriters relating to the underwriting of the Hong Kong Public Offering and supersedes and extinguishes any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement.

17.8.	Amendment and variations: This Agreement may only be amended or supplemented in writing signed by or on behalf of each of the parties hereto.

17.9.	Counterparts: This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

17.10.	Judgment Currency Indemnity: In respect of any judgment or order or award given or made for any amount due under this Agreement to any of the Indemnified Parties that is expressed and paid in a currency (the “judgment currency”) other than Hong Kong dollars, The Company will, jointly and severally, indemnify such Indemnified Party against any loss incurred by such Indemnified Party as a result of any variation as between (A) the rate of exchange at which the Hong Kong dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such Indemnified Party is able to purchase Hong Kong dollars with the amount of the judgment currency actually received by such Indemnified Party on the date of actual receipt of the amount of the judgment currency by the Indemnified Parties. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Hong Kong dollars.

17.11.	Taxation: All payments to be made by or on behalf of the Company to a Joint Sponsor or a Hong Kong Underwriter under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all Taxes, except as required by applicable Laws. If any Taxes are required by applicable Laws to be deducted or withheld in connection with such payments or if a Hong Kong Underwriter or a Joint Global Coordinator is required by any Authority to pay any Taxes as a result of executing, delivering or performing its obligations under, or receiving a payment under, this Agreement or the transaction contemplated hereunder, the Company will increase the amount paid so that the full amount of such payments as agreed in this Agreement is received by the Hong Kong Underwriters or the Joint Global Coordinators, as applicable. If a Hong Kong Underwriter or a Joint Global Coordinator is required by any PRC Authority to pay any PRC Taxes as a result of this Agreement, the Company will pay an additional amount to such Hong Kong Underwriter or Joint Global Coordinator so that the full amount of such payments as agreed in this Agreement to be paid to such Hong Kong Underwriter or Joint Global Coordinator is received by such Hong Kong Underwriter or Joint Global Coordinator and will further, if requested by such Hong Kong Underwriter or Joint Global Coordinator, use commercially reasonable efforts to give such assistance as such Hong Kong Underwriter or Joint Global Coordinator may reasonably request to assist such Hong Kong Underwriter or Joint Global Coordinator in discharging its obligations in respect of such PRC Taxes, including by making filings and submissions on such basis and such terms as such Hong Kong Underwriter or Joint Global Coordinator reasonably request, promptly making available to such Hong Kong Underwriter or Joint Global Coordinator notices received from any PRC Authority and, subject to the receipt of funds from such Hong Kong Underwriter or Joint Global Coordinator, by making payment of such funds on behalf of such Hong Kong Underwriter or Joint Global Coordinator to the relevant PRC Authority in settlement of such PRC Taxes. For the avoidance of doubt, the Company is not responsible for any income or other tax imposed on the Joint Sponsors, the Joint Global Coordinators or the Hong Kong Underwriters having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder.

17.12.	Authority to the Joint Global Coordinators: Unless otherwise provided herein, each Hong Kong Underwriter (other than the Joint Global Coordinators) hereby authorizes the Joint Global Coordinators to act on behalf of all the Hong Kong Underwriters in their sole and absolute discretion in the exercise of all rights and discretions granted to the Hong Kong Underwriters or any of them under this Agreement and authorizes the Joint Global Coordinators in relation thereto to take all actions they may consider desirable and necessary to give effect to the transactions contemplated herein.

17.13.	Contracts (Rights of Third Parties) Ordinance: A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Ordinance to enforce any terms of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Ordinance:

17.13.1       Indemnified Parties may enforce and rely on Clause 12 to the same extent as if they were a party to this Agreement. An assignee pursuant to Clause 17.3 may enforce and rely on this Agreement as if it were a party to this Agreement.

17.13.2       This Agreement may be terminated or rescinded and any term may be amended, varied or waived without the consent of the persons referred to in Clause 17.13.1.

17.14.	Recognition of the U.S. Special Resolution Regimes:

17.14.1        In the event that any Hong Kong Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Hong Kong Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

17.14.2       In the event that any Hong Kong Underwriter that is a Covered Entity or a Covered Affiliate of such Hong Kong Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Hong Kong Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

17.14.3       For the purposes of this Clause 17.14, the following definitions apply:

(a)	“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 United States Code §1841(k).

(b)	“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 U.S. Code of Federal Regulations §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 U.S. Code of Federal Regulations §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 U.S. Code of Federal Regulations §382.2(b).
(c)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 U.S. Code of Federal Regulations §§252.81, 47.2 or 382.1, as applicable.

(d)	“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.15.	Survival: The provisions in this Clause 17 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement or the termination of this Agreement.

17.16.	Officer’s Certificates: Any certificate signed by any authorized officer of the Company or of any of the other members of the Group and delivered to the Joint Global Coordinators or the Joint Bookrunners or the Joint Lead Managers or the Joint Sponsors or any Underwriter or any counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, Joint Sponsor or Underwriter.

IN WITNESS whereof this Agreement has been entered into the day and year first before written.

SIGNED by LI Tie	)
for and on behalf of	)
LI AUTO INC.	)	/s/ LI Tie

SIGNED by Raghav Maliah	)
for and on behalf of	)
Goldman Sachs (Asia) L.L.C.	)
(Incorporated in Delaware, U.S.A. with limited liability))		/s/ Raghav Maliah

SIGNED by Jacky Leung	)
for and on behalf of	)
Goldman Sachs (Asia) L.L.C.	)
(Incorporated in Delaware, U.S.A. with limited liability))		/s/ Jacky Leung

SIGNED by Barry Chan	)
for and on behalf of	)
CHINA INTERNATIONAL CAPITAL	)
CORPORATION HONG KONG	)
SECURITIES LIMITED	)	/s/ Barry Chan

SIGNED by Alex Yang, Director	)
for and on behalf of	)
UBS AG HONG KONG BRANCH	)	/s/ Alex Yang

SIGNED by Alexis Song, Director	)
for and on behalf of	)
UBS AG HONG KONG BRANCH	)	/s/ Alexis Song

SIGNED by Raghav Maliah	)
for and on behalf of	)
Goldman Sachs (Asia) L.L.C.	)
(Incorporated in Delaware, U.S.A. with limited liability))
as attorney for and on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein))		/s/ Raghav Maliah

SIGNED by Jacky Leung	)
for and on behalf of	)
Goldman Sachs (Asia) L.L.C.	)
(Incorporated in Delaware, U.S.A. with limited liability))
as attorney for and on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein))		/s/ Jacky Leung

SIGNED by Barry Chan	)
for and on behalf of	)
CHINA INTERNATIONAL CAPITAL	)
CORPORATION HONG KONG	)
SECURITIES LIMITED	)
as attorney for and on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein))		/s/ Barry Chan

SIGNED by Alex Yang, Director	)
for and on behalf of	)
UBS AG HONG KONG BRANCH	)
as attorney for and on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein))	/s/ Alex Yang

SIGNED by Alexis Song, Director	)
for and on behalf of	)
UBS AG HONG KONG BRANCH	)
as attorney for and on behalf of each of the other	)
HONG KONG UNDERWRITERS	)
(as defined herein))	/s/ Alexis Song

Schedule 1

THE HONG KONG UNDERWRITERS

Hong Kong Underwriter	Maximum number of Hong Kong Offer Shares to be underwritten	Percentage to be underwritten
Goldman Sachs (Asia) L.L.C.	See below	See below

China International Capital Corporation Hong Kong Securities Limited	See below	See below

UBS AG Hong Kong Branch	See below	See below

CLSA Limited	See below	See below

BOCI Asia Limited	See below	See below

CMB International Capital Limited	See below	See below

Futu Securities International (Hong Kong) Limited	See below	See below

Total	10,000,000	100%

The number of Hong Kong Offer Shares underwritten by each of the Hong Kong Underwriters shall be determined in the manner set out below:

A = B/C x 10,000,000

where:

“A” is the number of the Hong Kong Offer Shares underwritten by the relevant Hong Kong Underwriter, provided that: (i) any fraction of a Share shall be rounded to the nearest whole number of Share, (ii) the total number of Hong Kong Offer Shares to be underwritten by the Hong Kong Underwriters shall be exactly 10,000,000, and (iii) the number underwritten by each Hong Kong Underwriter may be adjusted as may be agreed by the Company and the Hong Kong Underwriters.

“B” is the number of Firm Shares (as defined in the International Underwriting Agreement) which the relevant Hong Kong Underwriter or any of its affiliates has agreed to purchase or procure purchasers for pursuant to the International Underwriting Agreement; and

“C” is the aggregate number of Firm Shares (as defined in the International Underwriting Agreement) which all the Hong Kong Underwriters or any of their respective affiliates have agreed to purchase or procure purchasers for pursuant to the International Underwriting Agreement.

Schedule 2

THE WARRANTIES

Representations and warranties of the Company

The Company represents, warrants and undertakes to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Underwriters and each of them as follows:

1	Accuracy of information

1.1	The Pricing Disclosure Package, as of the Time of Sale, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Time of Sale, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Information Furnished by the International Underwriters (as defined in Section 10 of the International Underwriting Agreement).

1.2	The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offer Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the First Time of Delivery and as of the Additional Time of Delivery, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the name, logo, and address of such Underwriter.

1.3	The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, as of the date of this Agreement and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Information Furnished by the International Underwriters.

1.4	None of the Hong Kong Public Offering Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

1.5	All statements or expressions of opinion or intention, forward-looking statements, forecasts and estimates (including, without limitation, the statements regarding the future plans, sufficiency of working capital, use of proceeds, planned capital expenditures, projected cash flows and working capital, critical accounting policies, indebtedness, prospects, dividends, material contracts and litigation) contained in each of the Offering Documents (A) have been made after due, careful and proper consideration, (B) are and will remain based on grounds and assumptions referred to in each of the Offering Documents (to the extent there are any) or otherwise based on reasonable grounds and assumptions, and (C) represent and continue to represent reasonable and fair expectations honestly held based on facts known to the Company any other member of the Group, and/or any of their respective directors or officers; there are no other material facts or matters the omission of which would or reasonably be expected to make any such expression, statement, forecast or estimate misleading.

1.6	The Offering Documents contain or include (A) all information and particulars required to be contained or included therein to comply with the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Listing Rules and all other Laws so far as applicable to any of the foregoing, the Global Offering and/or the listing of the Shares on the Stock Exchange and (B) all such information as investors and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the activities, assets and liabilities, financial position, profits and losses, and management and prospects of the Company and the other members of the Group, taken as a whole, and the rights attaching to the Shares.

1.7	All public notices, announcements and advertisements in connection with the Global Offering (including, without limitation the Formal Notice) and all filings and submissions provided by or on behalf of the Company, any other member of the Group and/or any of their respective directors, officers, employees, affiliates or agents, to the SEHK, the SFC, the Commission and/or any applicable Authority have complied and will comply with all applicable Laws.

1.8	Other than the Offering Documents, the Company and its agents and representatives (other than the Underwriters in their capacity as such) (A) have not, without the prior written consent of the Joint Global Coordinators, prepared, made, used, authorized, approved or referred to any Supplemental Offering Material and (B) will not, without the prior written consent of the Joint Global Coordinators, prepare, make, use, authorize, approve or refer to any Supplemental Offering Material (as used herein, “Supplemental Offering Material” means any “written communication” (within the meaning of the Securities Act) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or solicitation of an offer to buy the Offer Shares (other than the Offering Documents or amendments or supplements thereto), including without limitation, any roadshow material relating to the Offer Shares that constitutes such a written communication).

1.9	Each of the Application Proof and the PHIP is in compliance with and has included appropriate warning and disclaimer statements for publication as required in the guidance letters HKEX-GL56-13 and HKEX-GL57-13 published by the SEHK.

1.10	Without prejudice to any of the other Warranties:

1.10.1	the statements contained in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Future Plans and Use of Proceeds” and the statements in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Use of Proceeds” represent the true and honest belief of the Directors arrived at after due, proper and careful consideration and enquiry;

1.10.2	the statements in relation to the Company’s products and data contained in the section of each of the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Business” represent the true and honest belief of the Directors or the management of the Company arrived at after due, proper and careful consideration and enquiry;

1.10.3	the statements contained in each of the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus relating to the Group’s indebtedness as at close of business on June 30, 2021 are complete, true and accurate in all material respects and all material developments in relation to the Company’s indebtedness have been disclosed;

1.10.4	the statements relating to the Group’s working capital, liquidity and capital resources contained in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Financial Information” and in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Certain Financial Data” are complete, true and accurate in all material respects and not misleading;

1.10.5	the interests of the Directors in the share capital of the Company and in contracts with the Company and other members of the Group are fully and accurately disclosed as required by applicable laws and regulations in each of the Hong Kong Prospectus, the Application Proof and the PHIP;

1.10.6	the statements contained in each of the Hong Kong Prospectus, the Application Proof and the PHIP in the section headed “Risk Factors” and the statements in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Risk Factors” are complete, true and accurate in all material respects and not misleading and represent the true and honest belief of the Directors or the management of the Company arrived at after due, proper and careful consideration, and there are no other material risks or matters associated with the Group, financial or otherwise, or the earnings, affairs or business or trading prospects of the Group which have not been disclosed in each of the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus;

1.10.7	the statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Certain Financial Data,” “Principal Shareholders,” “Description of Share Capital,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects; and

1.10.8	the reply to each question set out in the Verification Notes given by or on behalf of the Company or the Directors were so given by a person having appropriate knowledge and duly authorized for such purposes and all such replies have been given in full and in good faith and were, and remain, complete, true and accurate in all material respects and not misleading.

1.11	All statistical or market-related, operational or financial data included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP provided by the Company are derived and extracted from records of the Company and the other members of the Group subject to or using systems and procedures which incorporate adequate safeguards to ensure that the data are complete, true and accurate in all material respects and not misleading; all statistical or market-related data included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP derived from sources other than the Company are based on or derived and extracted from sources described therein which the Company believes in good faith to be reliable and accurate and agrees with such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

1.12	All information disclosed or made available in writing or orally from time to time (and any new or additional information serving to update or amend such information) which is disclosed or made available by or on behalf of the Company, any other member of the Group, and/or any of their respective directors, officers, employees, affiliates, advisers, or agents to the SEHK, the SFC, the Commission, any applicable Authority, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Underwriters, the Reporting Accountants, the Internal Control Consultant, the Industry Consultant and/or the legal and other professional advisers for the Company or the Underwriters for the purposes of the Global Offering and/or the listing of the Shares on the SEHK (including, without limitation, the answers and documents contained in or referred to in the Verification Notes, the information, answers and documents used as the basis of information contained in each of the Offering Documents or provided for or in the course of due diligence or the discharge by the Joint Sponsors of their obligations as sponsors in relation to the listing of the Company, and the responses to queries and comments raised by the SEHK, the SFC, the Commission or any applicable Authority) and the information contained in the Analyst Presentation Materials and the

Investor Presentation Materials, was so disclosed or made available in full and in good faith and was when given and, except as subsequently disclosed in all of the Offering Documents or otherwise notified to the SEHK, the SFC, the Commission and/or any applicable Authority, as applicable, remains complete, true and accurate in all material respects and not misleading in any material respect; all such information comprising expressions of opinion or intention, forward-looking statements, forecasts and estimates so disclosed or made available by the Company have been made after due, careful and proper consideration and are and remain based on grounds and assumptions referred to in each of the Offering Documents (to the extent there are any) or otherwise based on reasonable grounds and assumptions and represent reasonable and fair expectations honestly held based on facts known to the Company, any other member of the Group, and/or any of their respective directors, officers, employees, affiliates or agents; there is no other information which has not been provided the result of which would reasonably be expected to make the information so disclosed or made available misleading.

1.13	The Offer Shares conform to the descriptions thereof contained in each of the Offering Documents.

1.14	No material information was withheld by the Company from the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Underwriters, the Reporting Accountants, the Internal Control Consultant, the Industry Consultant and/or the legal and other professional advisers for the Company or the Underwriters for the purposes of the Global Offering and/or the listing of the Shares on the SEHK and all information given by the Company to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Underwriters, the Reporting Accountants, the Internal Control Consultant, the Industry Consultant and/or the legal and other professional advisers for the Company or the Underwriters for such purposes was given in good faith and there is no other material information which has not been provided the result of which would make the information so received misleading.

2	The Company and the Group

2.1	As of the date of this Agreement, the Company has the authorized and issued share capital as set forth in the section of each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, and all of the issued shares of the Company (A) have been duly authorized and validly issued and are fully paid and non-assessable, (B) have been issued in compliance with all applicable Laws, (C) were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right, and (D) will not be subject to any Encumbrance or adverse claims.

2.2	Neither the Company nor any other member of the Group has, since the date of the latest audited financial statements included in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and the other members of the Group taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the

Company and the other members of the Group taken as a whole, in each case otherwise than as set forth or contemplated in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; and, since the respective dates as of which information is given in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, there has not been (x) any material adverse change in the issued shares (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, short-term debt or long-term debt of the Company or any other member of the Group or (y) any Material Adverse Effect; as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the other members of the Group, taken as a whole, except as set forth or contemplated in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Offer Shares, or to consummate the transactions contemplated in this Agreement.

2.3	Each of the Company and the other members of the Group has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The currently effective memorandum and articles of association or other constitutional or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in in full force and effect; the Company has been duly registered as a non-Hong Kong company under Part 16 of the Companies Ordinance and the Articles of Association and other constituent or constitutive documents and the business license of the Company comply with the Laws of Hong Kong (including, without limitation, the Listing Rules) where applicable.

2.4	(A) The Company and the other members of the Group possess, and are in compliance with the terms of all Approvals and Filings (as used herein, “Approvals and Filings” means any approvals, licenses, consents, authorizations, permits, permissions, clearances, certificates, orders, sanctions, concessions, qualifications, registrations, declarations and/or filings) necessary or material to the conduct of their business now conducted in all material respects; (B) the Company and the other members of the Group have not received any notice of proceedings relating to the revocation or modification of any Approval or Filing that, if determined adversely to the Company or any other member of the Group, would, individually or in the aggregate, have a Material Adverse Effect; and (C) all of the Approvals and Filings are valid and in full force and effect, except, in the case of clauses (A) and (C) for such failure to possess, noncompliance, invalidity of such Approvals and Filings or the failure of such Approvals and Filings to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect.

2.5	(A) The Company has no subsidiaries other than those as set forth in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Appendix I – Accountants’ Report”; (B) except as disclosed in the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company owns all of the issued or registered share capital or other equity interests of or in each of the other members of the Group; (C) other than the share capital or other equity interests of or in the other members of the Group, the Company does not own, directly or indirectly, any share capital or any other equity interests or long-term debt securities of or in any corporation, firm, partnership, joint venture, association or other entity; (D) all of the issued shares of each of the members of the Group have been duly authorized and validly issued, are fully paid up and non-assessable, have been issued in compliance with all applicable Laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right and are owned by the Company (except as to the issued shares of the Company) subject to no Encumbrance; (E) the registered capital (in the form of shares or otherwise) of each of the members of the Group that is a PRC person has been duly and validly established, all of such registered capital has been validly issued and fully paid up with all contributions to such registered capital having been paid within the time periods prescribed under applicable PRC Laws and all payments of such contributions having been approved by the applicable PRC Authorities, and no obligation for the payment of a contribution to such registered capital remains outstanding; all of such registered capital has been issued in compliance with all applicable Laws and was not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right and is owned by the Company subject to no Encumbrance or adverse claims to the best knowledge of the Company; and (F) except as disclosed in the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other equity interests of or in any member of the Group are outstanding.

2.6	Each member of the Group is capable of suing and being sued in its own name; each member of the Group is duly qualified to transact business and is in good standing in each jurisdiction where such qualification is required (by virtue of its business, ownership or leasing of properties or assets or otherwise); Each of the members of the Group that is a PRC person has passed each annual examination by the applicable PRC Authorities without being found to have any material deficiency or to be in material default under applicable PRC Laws and has timely received all requisite certifications from each applicable PRC Authority. All Approvals and Filings applicable to or necessary for the establishment of each of the member of the Group, any of its constitutive documents or its registered or authorized share capital have been duly obtained or made, and all Approvals and Filings are unconditional and in full force and effect. Each member of the Group has full power and authority to declare, make or pay any dividend or other distribution and to repay loans to any of its shareholders without the need for any Approvals and Filings from any Authority.

2.7	Neither the Company nor any of the other members of the Group acts or carries on business in partnership with any other person or is a member of any corporate or unincorporated body, undertaking or association or holds or is liable for any share or security which is not fully paid up or which carries any liability; each joint venture contract, shareholders’ agreement or other cooperative agreement or arrangement in respect of which the Company or any of the other members of the Group is a party is legal, valid, binding and (subject to equitable principles and applicable insolvency laws) enforceable in accordance with its terms under its governing law and all relevant approvals in respect thereof have been duly and validly obtained.

2.8	No member of the Group is conducting or proposes to conduct any business, or has or proposes to acquire or incur any property or asset or liability or obligation (including, without limitation, contingent liability or obligation), which is material to the Group as a whole but is not directly or indirectly related to the business of such member of the Group or the business of the Group, taken as a whole, as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP.

2.9	The Shareholders of the Company have completed Circular 37 registration to the extent required by applicable Laws.

2.10	(A) The description of the corporate structure of the Company and the agreements under the caption “History, Reorganization and Corporate Structure” in the Hong Kong Prospectus, the Application Proof and the PHIP and under the caption “Corporate History and Structure” in the Registration Statement, the Pricing Disclosure Package and the Prospectus by and among the Company’s subsidiaries, its consolidated variable interest entities (the “VIEs”), and the shareholders of such VIEs, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”), is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading, and there is no other material agreement relating to the corporate structure or the operation of the Company and the other members of the Group taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Hong Kong Prospectus, the Application Proof , the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(B) Each party to any VIE Agreement has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its obligations under such agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered each such agreement. Each VIE Agreement constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company comply with all applicable laws and regulations of the PRC except as disclosed in the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and neither the corporate structure nor the VIE Agreements violates, breaches, contravenes or otherwise conflicts with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries and the VIEs or the shareholders of the VIEs in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(C) The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or, constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any other member of the Group pursuant to (i) the constitutional or organizational documents of the Company or any other member of the Group, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any other member of the Group or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any other member of the Group is a party or by which the Company or any other member of the Group is bound or to which any of the properties of the Company or any other member of the Group is subject, except, in the case of the foregoing clause (iii), for such breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto.

(D) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs.

2.11	Except as described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, each member of the Group that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to ensure compliance by each of its shareholders, directors, officers, option holders and employees, that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company, (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, director, officer, option holder and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

2.12	The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange on August 8, 2006, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, the issuance and sale of the Offer Shares, the listing and trading of the Offer Shares on the SEHK and the consummation of the transactions contemplated by this Agreement (i) are not and will not be, as of the date hereof or at the First Time of Delivery or a Second Time of Delivery, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

2.13	Except as described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, there is no contract, agreement or understanding between the Company or any other member of the Group, on the one hand, and any third party, on the other hand, in relation of the merger, acquisition, business consolidation, joint venture, strategic cooperation, with or of any other entity or business.

2.14	Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Company has not sold, issued or distributed any Offer Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

3	Offer Shares

3.1	The Offer Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement or the International Underwriting Agreement, as applicable, and registered in the register of members of the Company, will be duly and validly authorized, issued, fully paid and non-assessable, free of any pre-emptive right, resale right, right of first refusal or similar right and subject to no Encumbrance or adverse claims, and will have attached to them the rights and benefits specified in the Memorandum and Articles of Associations as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure

Package, the Prospectus, the Application Proof and the PHIP and, in particular, will rank pari passu in all respects with the existing issued Class A ordinary shares, including the right to rank in full for all distributions declared, paid or made by the Company after the time of their allotment, and will be freely transferrable by the Company to or for the account of the Hong Kong Underwriters (or the applicants under the Hong Kong Public Offering) and the International Underwriters (or purchasers procured by the Joint Global Coordinators or the International Underwriters). The Offer Shares, when issued and delivered against payment therefor as provided in this Agreement or the International Underwriting Agreement, as applicable, and registered in the register of members of the Company, will be free of any restriction upon the holding, voting or transfer thereof pursuant to the Laws of the Cayman Islands or Hong Kong or the Memorandum and Articles of Association or other constituent or constitutive documents or the business license of the Company or any agreement or other instrument to which the Company is party; no holder of Offer Shares after the completion of the Global Offering will be subject to personal liability in respect of the Company’s liabilities or obligations by reason of being such a holder.

3.2	As of the Listing Date, the Company will have the authorized and issued share capital as set forth in the section of each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP headed “Share Capital” and (in the case of the Registration Statement, the Pricing Disclosure Package and the Prospectus) “Description of Share Capital”, and, assuming the full exercise of the Over-Allotment Option, as of the relevant settlement date for the Option Shares, the Company will have the authorized and issued capital as set forth in the section of each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP headed “Share Capital” and (in the case of the Registration Statement, the Pricing Disclosure Package and the Prospectus) “Description of Share Capital”. The share capital of the Company, including the Offer Shares, conforms to each description thereof contained in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, and each such description is complete, true, accurate and not misleading; the certificates for the Offer Shares, when issued, will be in due and proper form such as to be legal and valid under the Laws of the Cayman Islands.

4	This Agreement, the International Underwriting Agreement and the Operative Documents

4.1	Each of this Agreement, the International Underwriting Agreement, the Offering Documents and the Operative Documents and any other document required to be executed by the Company pursuant to the provisions of this Agreement, the International Underwriting Agreement or the Operative Documents, has been duly authorized, executed and delivered by the Company and, when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement, the International Underwriting Agreement, it is not necessary that this Agreement or the International Underwriting Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement , the

International Underwriting Agreement or any other documents to be furnished hereunder, save that Cayman Islands stamp duty may be payable on any such documents brought to or executed in the Cayman Islands.

4.2	The statements set forth in the sections of each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP headed, respectively, “Structure of the Global Offering” and “Underwriting”, as applicable, insofar as they purport to describe the provisions of this Agreement and the International Underwriting Agreement are complete, true and accurate and not misleading.

4.3	The 15,000,000 Class A Ordinary Shares available for loan by the Lender to the Borrower in accordance with the terms of the Stock Borrowing Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and will be delivered by the Lender in accordance with the terms of the Stock Borrowing Agreement.

5	No conflict, compliance and approvals

5.1	Neither the Company nor any other member of the Group is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any other member of the Group or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

5.2	The issue of the Offer Shares to be sold by the Company, the execution, delivery and performance of this Agreement, the International Underwriting Agreement and the Operative Documents and any other document required to be executed by the Company pursuant to the provisions of this Agreement, the International Underwriting Agreement or any of the Operative Documents, the compliance by the Company with this Agreement, the International Underwriting Agreement, the consummation of the transactions herein or therein contemplated, and the fulfillment of the terms hereof or thereof, do not and will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), or result in the creation or imposition of an Encumbrance on any property or assets of any member of the Group pursuant to (A) the articles of association or other constituent or constitutive documents or the business license of any member of the Group, or (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any member of the Group is a party or by which any member of the Group is bound or any of its properties or assets may be bound or affected, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over any member of the Group or any of its properties or assets; except, in the case of this clause (B) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

5.3	Approval in principle has been obtained from the Listing Committee for the listing of, and permission to deal in, the Shares on the Main Board of the SEHK and remains valid.

5.4	No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offer Shares to be sold by the Company, the execution or delivery by the Company of this Agreement, the International Underwriting Agreement or any of the Operative Documents or the performance by the Company of its respective obligations hereunder or thereunder, or the consummation by the Company of the transactions contemplated by this Agreement, the International Underwriting Agreement, the issuance, publication, distribution or making available of each of the Offering Documents, and for the Company and the other members of the Group to carry on their business and operations as described in each of the Offering Documents, except (A) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offer Shares by the Underwriters and (B) the final approval from the SEHK for the listing of and permission to deal in the Shares on the Main Board of the SEHK.

5.5	(A) No person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Shares or shares of any other capital stock of the Company, (B) no person has any pre-emptive rights, resale rights, rights of first refusal or other rights to purchase any Shares or any other shares of the Company and (C) no person has the right to act as an underwriter or as a financial adviser to the Company in connection with the offer and sale of the Offer Shares; and (D) no person has the right, contractual or otherwise, to cause the Company to include any Shares or any other shares of the Company in the Global Offering.

5.6	(A) The Company and the other members of the Group (i) have conducted and are conducting their respective businesses and operations in compliance with all Laws applicable thereto in all material respects and (ii) have obtained or made and hold and are in compliance with all material Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over the Company or any of its properties or assets, or otherwise from or with any other persons, required in order to own, lease, license and use its properties and assets and conduct its businesses and operations in the manner presently conducted or proposed to be conducted as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; (B) all such Approvals and Filings contain no conditions precedent that have not been fulfilled or performed or other materially burdensome restrictions or conditions not described in all of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; (C) all such Approvals and Filings are valid and in full force and effect, and no member of the Group is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any Authority is considering revoking, suspending or modifying, any such Approvals and Filings, and there are no facts or circumstances existing or that have in the past existed which may lead to the revocation, rescission, avoidance, repudiation, withdrawal, non-renewal or change, in whole or in part, of any of the existing Approvals and Filings, or any requirements for additional Approvals and Filings which could prevent, restrict or hinder the operations of any member of the Group or cause any member of the Group to incur additional material expenditures; and (D) no governmental authorities, in its inspection, examination or audit of any member of the Group have reported findings or imposed penalties that have resulted in or could reasonably be expected to have individually or in the aggregate, a Material Adverse Effect.

5.7	(A) The statements set forth in the section of each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP headed “Future Plans and Use of Proceeds” and (in the case of the Registration Statement, the Pricing Disclosure Package and the Prospectus) “Use of Proceeds” are complete, true and accurate in all material respects and not misleading; (B) all Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over, any member of the Group or any of its properties or assets, or otherwise from or with any other persons, required in connection with the use and application of the proceeds from the Global Offering for the purposes as set forth in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, have been obtained or made, and no event has occurred, and no circumstance exists, which could prevent any member of the Group from obtaining or making any such Approvals and Filings so disclosed as not having been made or obtained; and (C) the use and application of the proceeds from the Global Offering, as set forth in and contemplated by each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (i) will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), or result in the creation or imposition of an Encumbrance upon any property or assets of any member of the Group pursuant to the articles of association or other constituent or constitutive documents or the business license of any member of the Group, (ii) will comply with any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement (including any distributor agreement) or instrument to which any member of the Group is a party or by which any member of the Group is bound or any of their respective properties or assets may be bound or affected, or (iii) will not violate any Laws applicable to any member of the Group or any of its properties or assets.

5.8	None of the Company or, to the best knowledge of the Company, any other member of the Group, nor any person acting on behalf of any of them has taken any action, nor have any steps been taken or any actions, suits or proceedings under any Laws been started or threatened, to (A) wind up, liquidate, dissolve, make dormant or eliminate the Company or any other member of the Group or (B) to withdraw, revoke or cancel any Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over, the Company, any other member of the Group, or any of their respective properties or assets, or otherwise from or with any other persons, required in order to conduct the business of the Company or any other member of the Group.

5.9	The Hong Kong Public Offering, the International Offering and the other transactions provided for or contemplated by this Agreement, the International Underwriting Agreement, the Operative Documents and all related arrangements, in so far as they are the responsibility of the Company or any other member of the Group, have been and will be carried out in accordance with all applicable Laws and regulatory requirements in the PRC, Hong Kong and any other relevant jurisdictions.

5.10	There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

5.11	Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

6	Accounts and other financial information

6.1	The Reporting Accountants, whose audit report on certain consolidated financial statements of the Company is included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

6.2	(A) The audited consolidated financial statements (and the notes thereto) of the Company included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP give a true and fair view of the consolidated financial position of the Group as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Group for the periods specified, and have been prepared in conformity with t U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; (B) the supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein; (C) all summary and selected financial data included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP are derived from the accounting records of the Group and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included therein; (D) the pro forma net tangible assets (and the notes thereto) (and all other pro forma financial statements, information or data, if any) included in each of the Hong Kong Prospectus, the Application Proof and the PHIP are presented in a fair manner as shown therein and have been prepared in accordance with the applicable requirements of the Listing Rules, the assumptions used in the preparation of such pro forma net tangible assets (and other pro forma financial statements, information and data, if any) are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of the pro forma net tangible assets (and other pro forma financial statements, information and data, if any); (E) there are no financial statements (historical or pro forma) or supporting schedules that are required (including, without limitation, by the Listing Rules) to be included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP that are not included as required; and (F) the Group does not have any material liabilities or obligations, direct or contingent (including, without limitation, any off-balance sheet obligations), not described in all of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP.

6.3	The memorandum of the Board on profit forecast for the period ending December 31, 2021 and on cash flow forecast for the period ending December 31, 2022 has been approved by the Directors then in office and reviewed by the Reporting Accountants, has been prepared after due and careful enquiry and on the basis and assumptions stated in such memorandum which the Directors then in office honestly believe to be fair and reasonable and (A) all statements of fact in such memorandum are complete, true and accurate in all material respects and not misleading, (B) all expressions of opinion contained in such memorandum are fair and reasonable, are honestly held by the Directors then in office and can be properly supported; and (C) there are no other material facts or assumptions which in any case ought reasonably to have been taken into account which have not been taken into account in the preparation of such memorandum.

6.4	(A) The prospective information (i) included in the profit forecast as set forth in the memorandum of the Board on profit forecast for the period ending December 31, 2021 and on cash flow forecast for the period ending December 31, 2022 and (ii) included in the planned capital expenditures and projected working capital as set forth in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Financial Information - Liquidity and Capital Resources” and in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Certain Financial Data” (collectively, the “Prospective Financial Information”), in each case has been prepared after due and proper consideration, and represents reasonable and fair expectations honestly held, by the Company on the basis of facts known to the Company after due and careful inquiry and the bases and assumptions stated in the memorandum and the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and in accordance with the Company’s accounting policies described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP consistently applied; (B) the bases and assumptions used in the preparation of the Prospective Financial Information (i) are all those that the Company believes are significant in forecasting the consolidated profit attributable to the shareholders of the Company for the year ending December 31, 2021 and estimating the capital expenditures and the projected working capital of the Company for the period ending December 31, 2022, as applicable, and (ii) reflect, for each relevant period, a fair and reasonable forecast or estimate by the Company of the events, contingencies and circumstances described therein; and (C) the Prospective Financial Information represents a fair and reasonable forecast by the Company of the consolidated profit attributable to the shareholders of the Company for the year ending December 31, 2021 and fair and reasonable estimates by the Company of the estimated capital expenditures and the projected working capital of the Company for the period ending December 31, 2022, as applicable.

6.5	The unaudited consolidated management financial information of the Company and the other members of the Group as of March 31, 2021 and for the period from January 1, 2021 to March 31, 2021 (and the notes thereto) and other accounting records of the Group (A) have been prepared in conformity with GAAP applied on a consistent basis throughout the period from January 1, 2021 to March 31, 2021, (B) have been compiled on a basis consistent with the audited consolidated financial statements of the Company included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (C) have been properly written up and give a true and fair view of, and reflect in conformity with the accounting policies of the Company and GAAP, all the transactions entered into by the Company or any of the other members of the Group or to which the Company or any other member of the Group was a party during the period from January 1, 2021 to March 31, 2021, (D) reflect normal recurring adjustments which are necessary for a fair presentation of the consolidated results of operations of the Group for the period from January 1, 2021 to March 31, 2021, (E) contain no material inaccuracies or discrepancies of any kind, and (F) fairly present the consolidated financial position of the Group as of March 31, 2021 and the consolidated results of operations of the Group for the period from January 1, 2021 to March 31, 2021.

6.6	The statements set forth in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Financial Information – Critical Accounting Policies”, and the sections entitled “Certain Financial Data” in the Registration Statement, the Pricing Prospectus and the Prospectus are complete, true and accurate in all material respects and not misleading and fairly describe (A) accounting policies which the Company believes are the most material to the portrayal of the Company’s financial position and results of operations (“Critical Accounting Policies”), (B) judgments and uncertainties affecting the application of the Critical Accounting Policies, and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; the Board, senior management and audit committee of the Company have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies and have consulted the Reporting Accountants with regard to such disclosure.

6.7	Each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP accurately and fully describes (A) all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity of the Group as a whole and could reasonably be expected to occur, and (B) all off balance sheet transactions, arrangements, obligations and liabilities, direct or contingent; no member of the Group has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by any member of the Group, such as structured finance entities and special purpose entities, which would, or could reasonably be expected to, have a material effect on the liquidity of the Group as a whole or the availability thereof or the requirements of the Group for capital resources.

6.8	(A) The factual contents related to the Group of the reports and letters of the Reporting Accountants are complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no material fact or matter has been omitted therefrom which would make the contents of any of such reports or letters misleading, and the opinions attributed to the Directors in such reports or letters or certificates are held in good faith based upon facts within their best knowledge; (B) no material information was withheld from the Reporting Accountants for the purposes of their preparation of their reports contained in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP and the comfort letters to be issued by the Reporting Accountants in connection with the Global Offering and all information given to the Reporting Accountants by the Company for such purposes was given in good faith and there is no other information which has not been provided the result of which would make the information so received misleading; and (C) no material information was withheld from the Reporting Accountants, the Joint Sponsors or the Underwriters for the purposes of their review of the forecasts of profit and earnings per share and the pro forma net tangible assets and all other pro forma financial statements, information or data, if any, of the Company included in any of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP or their review of the Company’s profit forecast, cash flow and working capital projections, estimated capital expenditures and financial reporting procedures.

6.9	The Group has established and maintains and evaluates disclosure and corporate governance controls and procedures to ensure that (A) material information relating to the Company or any other member of the Group is made known in a timely manner to the Company’s board of directors and management by others within those entities, and (B) the Company and its board of Directors comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and the Companies Ordinance and any other applicable Law, including, without limitation, the requirements of the Listing Rules on disclosure of inside information (as defined and required in the Securities and Futures Ordinance) and notifiable, connected and other transactions required to be disclosed, and such disclosure and corporate governance controls and procedures are effective to perform the functions for which they were established and documented properly and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons (as used herein, the term “disclosure and corporate governance controls and procedures” means controls and other procedures that are designed to ensure that information required to be disclosed by the Company, including, without limitation, information in reports that it files or submits under any applicable Law, inside information and information on notifiable, connected and other transactions required to be disclosed, is recorded, processed, summarized and reported, in a timely manner and in any event within the time period required by applicable Law).

7	Indebtedness and material obligations

7.1	Except as otherwise disclosed in all of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP (A) no member of the Group has any material outstanding liabilities, term loans, other borrowings or indebtedness in the nature of borrowings, including, without limitation, bank overdrafts and loans, debt securities or similar indebtedness, and hire purchase commitments, or any material mortgage or charge or any material guarantee or other contingent liabilities, (B) no outstanding indebtedness of any member of the Group has (or, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, will) become repayable before its stated maturity, nor has (or, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, will) any security in respect of such indebtedness become enforceable by reason of default of such member of the Group, (C) to the best knowledge of the Company, no person to whom any material indebtedness of any member of the Group that is repayable on demand is owed has demanded or threatened to demand repayment of, or to take steps to enforce any security for, the same, and (D) to the best knowledge of the Company, no circumstance has arisen such that any person is now entitled to require payment of any material indebtedness of any member of the Group or under any guarantee of any liability of any member of the Group by reason of default of such member of the Group or any other person or under any material guarantee given by any member of the Group.

7.2	(A) The amounts borrowed by each member of the Group do not exceed any limitation on its borrowing contained in its articles of association or other constituent or constitutive documents or its business license or in any debenture or other deed or document binding upon it; (B) no member of the Group has factored any of its material debts or engaged in financing of a type which would not be required to be shown or reflected in its audited accounts; and (C) with respect to each of the borrowing facilities of any member of the Group which, taken as a whole, is material to the Group, (i) such borrowing facility has been duly authorized, executed and delivered, is legal, valid, binding and enforceable in accordance with is terms and is in full force and effect, (ii) all undrawn amounts under such borrowing facility is or is expected to be capable of drawdown pursuant to the terms thereof, and (iii) to the best knowledge of the Company, no event has occurred, and no circumstances exist, which could cause any undrawn amounts under such borrowing facility to be unavailable for drawing as required; and (D) to the best knowledge of the Company, no event has occurred, and no circumstances exist, in relation to any investment grants, loan subsidies or financial assistance received by or granted to or committed to be granted or pledged to the Company or any of the other members of the Group from or by any Authority in consequence of which the Company or the relevant member of the Group is or could be held liable to forfeit or repay in whole or in part any such grant or loan or financial assistance.

7.3	There are no outstanding guarantee or contingent payment obligation of the Company or any other member of the Group in respect of indebtedness of third parties, except to the extent that the existence of any such guarantee or obligation would not, individually or in the aggregate, be material to the Company and the other members of the Group, taken as a whole.

8	Subsequent events

8.1	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, subsequent to the date of the latest audited consolidated financial statements included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP (the “Latest Audited Balance Sheet Date”), no member of the Group has (A) entered into or assumed or otherwise agreed to be bound by any contract or agreement that is material to the Group, taken as a whole, (B) incurred, assumed or acquired or otherwise agreed to become subject to any liability (including, without limitation, contingent liability) or other obligation that is material to the Group, taken as a whole, (C) acquired or disposed of or agreed to acquire or dispose of any material business or asset, or (D) cancelled, waived, released or discounted in whole or in part any material debt or claim, (E) purchased or reduced, or agreed to purchase or reduce, its capital stock of any class, (F) declared, made or paid any dividend or distribution of any kind on its capital stock of any class, (G) had any lapse of any material Intellectual Property (as defined below), or (H) entered into an agreement, a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (A) through (G) above.

8.2	Subsequent to the Latest Audited Balance Sheet Date, no member of the Group has sustained any loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any Authority, except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP.

8.3	Subsequent to the Latest Audited Balance Sheet Date, there has not been (A) any development involving a Material Adverse Effect, (B) any transaction that is material to the Company or the Group taken as a whole, (C) any obligation or liability, direct or contingent (including, without limitation, any off-balance sheet obligations), incurred by any member of the Group which is material to the Group taken as a whole, (D) any change in the share capital or other equity interests of any class or outstanding indebtedness of or in any member of the Group, or (E) any dividend or distribution of any kind declared, paid or made on the share capital or other equity interests of any class of any member of the Group.

8.4	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (A) there has been no material change in the capital stock, total current assets or total current liabilities of the Group as of (i) the date of this Agreement, (ii) the Hong Kong Prospectus Date, (iii) the Price Determination Date or (iv) the Listing Date, as applicable, in each case as compared to amounts shown in the latest audited consolidated balance sheet of the Group as of March 31, 2021 included in the Hong Kong Prospectus; and (B) there has been no material decreases in revenues of the Group during the period from the three months ended March 31, 2021 to (i) the date of this Agreement, (ii) the Hong Kong Prospectus Date, (iii) the Price Determination Date or (iv) the Listing Date, as applicable, in each case as compared to the corresponding period in the preceding financial year ended December 31, 2020 of the Company.

8.5	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, there has not been any event that will result in a Material Adverse Effect to the Group taken as a whole.

8.6	No customer, supplier, partner or distributor of the Group has ceased or, so far as the Company is aware, is considering ceasing to deal with the Group except to the extent which, individually or in the aggregate, would not result in a Material Adverse Effect to the Group.

9	Assets

9.1	The Company and the other members of the Group have good and marketable title (or, in the case of a real property located in the PRC, valid land use rights and real property ownership certificates with respect to such real property) to the real property and personal property owned by them which are in each case material to the business of the Company and the other members of the Group taken as a whole, free and clear of all liens, encumbrances and defects except such as are described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the other members of the Group; any real property and buildings held under lease by the Company and the other members of the Group are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the other members of the Group; each personal property or asset, as applicable, held under lease or license by the Company or any of the other members of the Group is held by it under a lease or license in full force and effect that has been duly authorized, executed and delivered and is legal, valid, binding and enforceable in accordance with its terms, with such exceptions as would not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such property or asset by the Company or the relevant member of the Group, as applicable; no material default (or event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any of the other members of the Group has occurred and is continuing or is likely to occur under any of such leases or licenses; no member of the Group is aware of any action, suits, claims, demands, investigations, judgment, awards and proceedings of any nature that has been asserted by any person which (i) may be materially adverse to the rights or interests of such member of the Group under such lease or tenancy or (ii) which may materially affect the rights of such member of the Group to the continued possession or use of such leased property or other asset; there are no Encumbrances, conditions, planning consents, orders, regulations or other restrictions which may materially interfere or affect the use made or proposed to be made of such leased property or other asset by any member of the Group; neither the Company nor any of the other members of the Group owns, operates, manages or neither the Company nor any of the other members of the Group owns, leases, licenses, operates, manages, uses or has any other right or interest in any other real property or building or personal property or asset, as applicable, of any kind that is material except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, and no other real properties or buildings and personal properties or assets are necessary in order for the Company and the other members of the Group to carry on the business of the Company and the other members of the Group in the manner described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus,

the Application Proof and the PHIP, other than those properties and assets whose absence would not, individually or in the aggregate, result in a Material Adverse Effect; the use of all real properties owned or leased by each member of the Group is materially in accordance with its permitted use under all applicable Laws; and no member of the Group has any existing or contingent liabilities in respect of any properties previously occupied by it or in which it has owned or held any material interests.

9.2	Each member of the Group has valid title to all inventory used in its business free from any Encumbrances or other third party rights (other than any Encumbrances arising by operation of law in the ordinary or usual course of business and without fault on the part of the licensor or encumbrancer) and the inventory is of normal merchantable quality and capably of being used or sold to a purchaser by such member of the Group in the ordinary course of business.

9.3	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (A) the Company and the other members of the Group own, free of Encumbrances, or have obtained (or can obtain on reasonable terms) licenses for, or other rights or to use, all material patents, patent applications, inventions, copyrights, trade or service marks (both registered and unregistered), trade or service names, domain names, technology, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or processes), and other proprietary information, rights or processes (collectively, the “Intellectual Property”) described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP as being owned or licensed or used by them and such rights and licenses held by each member of the Group in any Intellectual Property comprises all the rights and licenses that are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted; (B) each agreement pursuant to which the Company or any other member of the Group has obtained licenses for, or other rights to use, Intellectual Property is legal, valid, binding and enforceable in accordance with its terms, the Company and the other members of the Group have complied with the terms of each such agreement which is in full force and effect, and no material default (or event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any of the other members of the Group has occurred and is continuing or is likely to occur under any such agreement and no notice has been given by or to any party to terminate any such agreement; (C) to the best knowledge of the Company, there is no claim to the contrary or any challenge by any other person to the rights of the Company or any of the other members of the Group with respect to the Intellectual Property; (D) there are no third parties who have or will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which are licensed to the Company; (E) there is no infringement by third parties of any Intellectual Property, except where such infringement or claim would not and could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; (F) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property or challenging the validity, enforceability or scope of any Intellectual Property and there are no facts which could form a reasonable basis for any such action, suit, proceeding or claim; (G) to the best knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and there are no facts which could form a reasonable basis for any such action, suit, proceeding or claim; (H) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any other member of the Group infringes or otherwise violates, or would, upon the commercialization of any verticals, product or service described in all of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP as under development or to be potentially developed, infringe or violate, any patent, trade or service mark, trade or service name, service name, copyright, trade secret or other proprietary rights of others, and there are no facts which could form a reasonable basis for any such action, suit, proceeding or claim; (I) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any material Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (J) there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to any Authority in the jurisdictions in which the Group operates having jurisdiction over intellectual property matters; (K) the product candidates described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, if any, as under development by the Company or any other member of the Group fall within the scope of the claims of one or more patents owned by, or licensed to, the Company or any other member of the Group; (L) the discoveries, inventions, products or processes of the Company and the other members of the Group referenced in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party; and (M) neither the Company nor any other member of the Group are in breach of any license or other agreement (to which it is a party) related to the Intellectual Property rights of the Company, the other members of the Group or any third party.

9.4	The trademarks, patents, domain names and copyrights shown in the section headed “Appendix IV – Statutory and General Information – B. Further Information about Our Business – 2. Intellectual Property Rights” of the the Hong Kong Prospectus, the Application Proof and the PHIP are the registered trademarks, patented, domain names and copyrights owned by the Group which are material to the business of the Group as currently conducted.

9.5	Any Company-derived statistical and market-related data included in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP have been derived from the records of the Company using systems and procedures which incorporate adequate safeguards to ensure that the data are complete, true and accurate in all material respects and are not misleading; any third-party statistical and market-related data included in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

9.6	(A) All computer systems, communications systems, software and hardware which are currently owned, licensed or used by the Company or any other member of the Group (collectively, the “Information Technology”) comprise all of the information technology systems and related rights necessary to conduct the respective businesses of the Company and the other members of the Group as currently conducted or as proposed to be conducted; (B) the Company and the other members of the Group either legally and beneficially own, or have obtained licenses for, or other rights to use, all of the Information Technology; (C) each agreement pursuant to which the Company or any other member of the Group has obtained licenses for, or other rights to use, the Information Technology is legal, valid, binding and enforceable in accordance with its terms, the Company and the other members of the Group have in all material respects complied with the terms of each such agreement which is in full force and effect, and no default (or event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any of the other members of the Group has occurred and is continuing or is likely to occur under any such agreement and no notice has been given by or to any party to terminate any such agreement; (D) all the records and systems (including but not limited to the Information Technology) and all data and information of the Company and the other members of the Group are maintained and operated by the Company and the other members of the Group and are not wholly or partially dependent on any facilities not under the exclusive ownership or control of the Company and the other members of the Group; (E) in the event that the persons providing maintenance or support services for the Company and the other members of the Group with respect to the Information Technology cease or are unable to do so, the Company and the other members of the Group have all the necessary rights and information to continue, in a reasonable manner, to maintain and support or have a third party maintain or support the Information Technology; (F) there are no defects relating to the Information Technology; (G) each material member of the Group has in place procedures to prevent unauthorized access and the introduction of viruses and to enable the taking and storing on-site and off-site of back-up copies of the software and data; and (H) each material member of the Group has in place adequate back-up policies and disaster recovery arrangements which enable its Information Technology and the data and information stored thereon to be replaced and substituted without material disruption to the business of the relevant member of the Group.

9.7	(A) as of the date of this Agreement, the Company and the other members of the Group have complied with all applicable data protection Laws being effective from time to time; (B) as of any dates subsequent to this Agreement for which the Warranties are deemed to be repeated, the Company and the other members of the Group have complied in all material aspects with all applicable data protection Laws being effective from time to time; (C) neither the Company nor any other member of the Group has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant data protection Authority alleging any breach or non-compliance by it of the applicable data protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (D) neither the Company nor any other member of the Group has received any claim for compensation from any person in respect of its business under the applicable data protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data in the previous three years and there is no outstanding order against the Company or any other member of the Group in respect of the rectification or erasure of data; and (E) no warrant has been issued authorizing the data protection Authority (or any of its officers, employees or agents) to enter any of the premises of the Company nor any other member of the Group for the purposes of, inter alia, searching them or seizing any documents or other material found there.

10	Compliance with employment and labor Laws

10.1	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, no member of the Group is making or has made any material contribution to, or participates or has participated in, or has any material obligation to provide housing, provident fund, social insurance, severance, pension, retirement, death, social security or disability benefits or other actual or contingent employee benefits to any of its present or past employees or to any other person, except for matters which would not, individually or in the aggregate, result in any Material Adverse Effect. Where any member of the Group participates in, or has participated in, or is liable to contribute to any such schemes, the Group does not have any material outstanding payment obligations or unsatisfied liabilities under the rules of such schemes or the applicable Laws. There are no material amounts owing or promised to any present or former directors, employees or consultants of any member of the Group other than remuneration accrued, due or for reimbursement of business expenses. No member of the Group has any material undischarged liability to pay to any Authority in any jurisdiction any taxation, contribution or other impost arising in connection with the employment or engagement of directors, key employees or consultants by them. No material liability has been incurred by any member of the Group for breach of any director’s, employee’s or consultant’s contract of service, contract for services or consultancy agreement, redundancy payments, compensation for wrongful, constructive, unreasonable or unfair dismissal, failure to comply with any order for the reinstatement or re-engagement of any director, employee or consultant, or the actual or proposed termination or suspension of employment or consultancy, or variation of any terms of employment or consultancy of any present or former employee, director or consultant of any member of the Group.

10.2	(A) There is (i) no dispute with the Directors and no strike, labor dispute, slowdown or stoppage or other conflict with the employees of any member of the Group pending or, to the best knowledge of the Company, threatened against any member of the Group, (ii) no union representation dispute currently existing concerning the employees of any member of the Group, and (iii) no existing, imminent or, to the best knowledge of the Company, threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of any member of the Group, and (B) there have been and are no violations of any labor and employment Laws of the jurisdictions in which the Group operates by any member of the Group except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect.

11	Compliance with environmental Laws

11.1	(A) The Company and the other members of the Group and their respective assets and operations are in compliance with, and the Company and each of the other members of the Group have obtained or made and hold and are in compliance with all Approvals and Filings required under, any and all applicable Environmental Laws (as defined below), except to the extent that failure to so comply with Environmental Laws or to so obtain, make or hold or comply with such Approvals and Filings would not, individually or in the aggregate, result in a Material Adverse Effect; (B) there are no past, present or, to the best knowledge of the company after due and careful inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to any member of the Group under, or to interfere with or prevent compliance by any member of the Group with, Environmental Laws; and (C) except matters would not, individually or in the aggregate, result in a Material Adverse Effect, no member of the Group is the subject of any investigation, or has received any notice or claim, or is a party to or affected by any pending or, to the best knowledge of the Company after due and careful inquiry, threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Laws” means Laws relating to health, safety, the environment (including, without limitation, the protection, clean-up and restoration thereof and timely and proper completion of all material relevant environmental protection acceptance procedures and receipt and renewal of all material relevant pollutants emission permits), natural resources or Hazardous Materials (including, without limitation, the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials), and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

12	Insurance

12.1	The Company and each of the other members of the Group maintain insurance covering their respective businesses, operations, properties, assets and personnel with insurers of recognized financial responsibility as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is prudent in accordance with customary industry practice to protect the Company and the other members of the Group and their respective businesses; all such insurance is fully in force on the date hereof and is reasonably expected to be fully in force at all other times when the Warranties are repeated pursuant to this Agreement; the Company and the other members of the Group are in compliance in all material respects with the terms of all such insurance and there are no claims by the Company or any of the other members of the Group under any such insurance as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of the other members of the Group has any reason to believe that it will not be able to renew any such insurance as and when such insurance expires or to obtain similar insurance as may be necessary to continue its business; neither the Company nor any of the other members of the Group has been refused any material insurance coverage sought or applied for.

13	Internal controls

13.1	The Company, the other members of the Group and the Board are in compliance with the provisions of Sarbanes-Oxley and all Exchange Rules that are applicable to them as of the date of this Agreement. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in compliance with GAAP or such other accounting standards as adopted by the relevant member of the Group and maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (E) each of the Company and the other members of the Group has made and kept books, records and accounts which, in detail, accurately and fairly reflect the transactions of such entity and provide a sufficient basis for the preparation of financial statements in accordance with GAAP or such other accounting standards as are adopted by the relevant member of the Group, and (F) the Directors are able to make a proper assessment of the financial position, results of operations and prospects of the Company and the other members of the Group, and such internal accounting and financial reporting controls are effective to perform the functions for which they were established and documented properly and the implementation of such internal accounting and financial reporting controls are monitored by the responsible persons; and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting.

13.2	Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

13.3	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that (A) material information relating to the Company or any other member of the Group is made known in a timely manner to the Company’s board of directors and management by others within those entities, and (B) the Company and its board of directors comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and

Miscellaneous Provisions) Ordinance and any other applicable Law relating to disclosure of information and reporting obligations, including, without limitation, the requirements of the Listing Rules on disclosure of price-sensitive information and notifiable, connected and other transactions required to be disclosed, and such disclosure and corporate governance controls and procedures are effective to perform the functions for which they were established and documented properly and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons (as used herein, the term “disclosure and corporate governance controls and procedures” means controls and other procedures that are designed to ensure that information required to be disclosed by the Company, including, without limitation, information in reports that it files or submits under any applicable Law, price-sensitive information, inside information (as defined in Part XIV of the Securities and Futures Ordinance) and information on notifiable, connected and other transactions required to be disclosed, is recorded, processed, summarized and reported, in a timely manner and in any event within the time period required by applicable Law).

13.4	Any issues or deficiencies identified and as disclosed in any internal control report prepared by the Internal Control Consultant have been rectified or improved in accordance with the recommendations set out in the internal control report to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its board of directors with all applicable Laws, and no such issues have materially and adversely affected, or could reasonably be expected to materially and adversely affect, such controls and procedures or such ability to comply with all applicable Laws.

13.5	The statutory books, books of account and other records of whatsoever kind of each member of the Group are in the proper possession, up-to-date in all material respects and contain complete and accurate records as required by Law to be dealt with in such books and no notice or allegation questioning the accuracy and rectification has been received; all accounts, documents and returns required by Law to be delivered or made to the Registrar of Companies in Hong Kong, SFC or any other Authority in any jurisdiction have been duly and correctly delivered or made;

14	Compliance with bribery, money laundering and sanctions Laws

14.1	Neither the Company, any other member of the Group, any director, officer, or employee of the Company, nor, to the best knowledge of the Company, any agent, affiliate, or person acting on behalf of any of them has, directly or indirectly, (A) used any funds for any unlawful contribution, payment or gift of funds or property to any public official (as defined below) or relating to any political activity, in the PRC, Hong Kong or any other jurisdiction, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under any applicable Law of the PRC, Hong Kong or any other jurisdiction, or (B) made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in any jurisdiction, and without prejudice to the foregoing, neither the Company, any other member of the Group, any director, officer, agent, employee or affiliate of the Company or any other member of the Group, nor any person acting on behalf of them, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery Laws, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any applicable Laws or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the United Kingdom Bribery Act 2010, or any other applicable anti-bribery or anti-corruption Laws; or (C) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit to other third parties, including but not limited to contract research organization and principal investigator (as used herein, “public official” includes any official, agent, employee or representative of, or any person acting in an official capacity on behalf of, any of the following parties: a national, supranational, regional or local Authority, an agency, department or instrumentality of a government, a judicial body, a public international organization, a political party, a body that exercises regulatory authority over any one of the Joint Sponsors or Underwriters, or an entity with an aggregate 25% or more government ownership or control by any one of the foregoing parties; and also includes any candidate for public office or for any political party position and any member of any royal or ruling family; the definition of “public official” further includes immediate family members and close associates of all parties mentioned above). The Company and the other members of the Group have instituted, and maintain and enforce, policies and procedures designed to ensure continued compliance with all applicable anti-bribery and anti-corruption Laws.

14.2	Neither the Company, any other member of the Group, any directors, officers or employees, nor, to the best knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any other member of the Group, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any other member of the Group located, organized or resident in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and the other members of the Group have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. The sanctions representation and undertaking in this Clause 14.2 will not apply to any party hereto to which Council Regulation (EC) No. 2271/1996 of 22 November 1996, as amended, (or any Law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom) (the “Blocking Regulation”) applies, if and to the extent that such representation and undertaking are or would be unenforceable by or in respect of that person by reason of breach of any provision of the Blocking Regulation, and, in such case, the legality, validity and enforceability of this Clause 14.2 shall not otherwise be affected. .

14.3	The operations of the Company and the other members of the Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering statutes of all jurisdictions where the Company or any other member of the Group conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any other member of the Group with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened against the Company.

14.4	None of the issue and sale of the Offer Shares, the execution, delivery and performance of this Agreement, the consummation of any other transaction contemplated by this Agreement, or the provision of services contemplated by this Agreement to the Company will result in a violation (including, without limitation, by the Underwriters) of any of the Anti-Money Laundering Laws or Sanctions.

15	Experts

15.1	Each of the Reporting Accountants, the Industry Consultant, the Internal Control Consultant and all legal counsels to the Company is independent of the Company (as determined by reference to Rule 3A.07 of the Listing Rules) and is able to form and report on its views free from any conflict of interest.

15.2	(A) The factual contents of the reports, opinions, letters or certificates of the Reporting Accountants, the Industry Consultant, the Internal Control Consultant and all legal counsels to the Company, respectively, are and will remain complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no material fact or matter has been omitted therefrom which would make the contents of any of such reports, opinions, letters or certificates misleading, and the opinions attributed to the Directors in such reports, opinions, letters or certificates are held in good faith based upon facts within their best knowledge after due and careful inquiry; and (B) no material information was withheld from the Reporting Accountants, the Industry Consultant, the Internal Control Consultant or any legal counsels to the Company, as applicable, for the purposes of its preparation of its report, opinion, letter or certificate, whether or not contained in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP and all information given to each of the foregoing persons for such purposes was given in good faith and there is no other information which has not been provided the result of which would make the information so received misleading.

16	Provision of information to research analysts

16.1	None of the Company, or to the best of the Company’s knowledge, any member of the Group and/or any of their respective directors, officers, employees, affiliates and/or agents, has (whether directly or indirectly, formally or informally, in writing or verbally) provided to any research analyst any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus and the Registration Statement, the Pricing Disclosure Package, the Prospectus or publicly available.

17	Material contracts and connected transactions

17.1	All material contracts or agreements entered into within two (2) years of the date of the Hong Kong Prospectus (other than contracts entered into in the ordinary course of business) to which the Company or any of the other members of the Group is a party and which are required to be disclosed as material contracts in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP or filed therewith as material contracts with the Registrar of Companies in Hong Kong have been so disclosed and filed, in their entirety, without omission or redaction unless a certificate of exemption has been granted by the SFC; no material contracts which have not been so disclosed and filed will, without the written consent of the Joint Sponsors and the Joint Global Coordinators, be entered into, nor will the terms of any material contracts so disclosed and filed be changed, prior to or on the Listing Date; neither the Company or any other member of the Group, nor any other party to any material contract, has sent or received any communication regarding termination of, or intent not to renew, any such material contract, and no such termination or non-renewal has been threatened by the Company or any other member of the Group or, to the best knowledge of the Company, any other party to any such material contract. All contracts material to the business of the Company are enforceable and in compliance with Laws.

17.2	Each of the contracts listed as being material contracts in the section of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Appendix IV – Statutory and General Information – B. Further Information about the business – 1. Summary of Material Contracts” has been duly authorized, executed and delivered and is legal, valid, binding and enforceable in accordance with its terms.

17.3	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, none of the Company and the other members of the Group has any material capital commitment, or is, or has been, party to any unusual, long-term or onerous commitments, contracts or arrangements not wholly on an arm’s length basis in the ordinary and usual course of business (for these purposes, a long-term contract, commitment, or arrangement is one which is unlikely to have been fully performed in accordance with its terms more than six months after the date it was entered into or undertaken or is incapable of termination by either the Company or any other member of the Group (as relevant) on six months’ notice or less).

17.4	None of the Company and the other members of the Group is a party to any agreement or arrangement which prevents or restricts it in any way from carrying on business in any jurisdiction, except for any such agreement or arrangement that would not, individually or in the aggregate, result in a Material Adverse Effect.

17.5	To the best knowledge of the Company, no distributor, third-party promoter or supplier of the Group has failed to comply with Company's code of conduct applicable to such persons or is considering ceasing to deal with the Company or the other members of the Group or reducing the extent or value of its dealings with the Company or the other members of the Group which would, or is likely to, individually or in the aggregate, result in a Material Adverse Effect.

17.6	Neither the Company nor any of the other members of the Group is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

17.7	None of the Company and the other members of the Group is a party to any agreement or arrangement or is carrying on any practice (A) which in whole or in part contravenes or is invalidated by any anti-trust, anti-monopoly, competition, fair trading, consumer protection or similar Laws in any jurisdiction where the Company or any of the other members of the Group has assets or carries on business, or (B) in respect of which any filing, registration or notification is required or is advisable pursuant to such Laws (whether or not the same has in fact been made).

17.8	In respect of the connected transactions (as defined in the Listing Rules) of the Company (the “Connected Transactions”), (A) the statements set forth in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP relating to the Connected Transactions are complete, true and accurate in all material respects, and there are no facts or matters the omission of which would make any such statements misleading, and there are no other Connected Transactions which have not been disclosed in all of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; (B) all information (including, without limitation, historical figures) disclosed or made available (or which ought reasonably to have been disclosed or made available) in writing or orally by or on behalf of the Company in relation to the Connected Transactions to the Joint Global Coordinators, the Underwriters, the Reporting Accountants, the legal and other advisers to the Company or to the Underwriters, the Stock Exchange and/or the SFC was so disclosed or made available in full and in good faith and, except as subsequently disclosed or notified to the SEHK and/or the SFC, was and remains complete, true and accurate, and there is no other information which has not been provided the result of which would make the information so received misleading; (C) the Connected Transactions disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP have been entered into and carried out, and will be carried out, in the ordinary course of business and on normal commercial terms and are fair and reasonable and in the interests of the Company and the shareholders of the Company as a whole, and the Directors, including, without limitation, the independent non-executive Directors, in coming to their view have made due and proper inquiries and investigations of such Connected Transactions; (D) the Company has complied with and will continue to comply with the terms of the

Connected Transactions disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP so long as the agreement or arrangement relating thereto is in effect, and shall inform the Joint Sponsors and the Joint Global Coordinators promptly should there be any breach of any such terms before or after the listing of the Shares on the Stock Exchange; (E) the Connected Transactions and each of the related agreements as disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP has been duly authorized, executed and delivered, constitutes a legal, valid and binding agreement or undertaking of the parties thereto, enforceable in accordance with its terms, and is in full force and effect; (F) each of the Connected Transactions disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP was and will be carried out by the Group in compliance with all applicable Laws; and (G) the Directors are of the view that the Connected Transactions disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP are and will remain exempt from the reporting, annual review, announcement and independent shareholders’ approval requirements under the Listing Rules.

17.9	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, no material indebtedness (actual or contingent) and no contract, agreement or arrangement (other than employment contracts or service agreements with current directors or officers of the Company or of any other member of the Group) is or will be outstanding between the Company or the relevant member of the Group, on the one hand, and any substantial shareholder or any current or former director or any officer of the Company or of the relevant member of the Group or any associate (as the term is defined in the Listing Rules) of any of the foregoing persons, on the other hand.

17.10	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, none of the Directors, either alone or in conjunction with or on behalf of any other person, is interested in any business that competes or is likely to compete, directly or indirectly, with the business of any member of the Group, nor is any Director interested, directly or indirectly, in any assets which have since the date two years immediately preceding the date of the Hong Kong Prospectus been acquired or disposed of by or leased to either the Company or any other member of the Group. Neither any of the Directors, nor any of their respective associates (as the term is defined in the Listing Rules), is or will be interested in any agreement or arrangement with the Company or any other member of the Group which is subsisting on the Listing Date and which is material to the business of the Company.

17.11	To the best knowledge of the Company, none of the Directors has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect.

17.12	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, there are no relationships or transactions not in the ordinary course of business between the

Company or any other member of the Group, on one hand, and their respective customers or suppliers or partners, on the other hand.

17.13	The descriptions of the events, transactions and documents relating to the reorganization arrangements undergone by the Group in preparation for Listing (“Reorganization”) as described in the sections in each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “History, Development and Corporate Structure – Reorganization” and “Appendix IV – Statutory and General Information” and in the section in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Corporate History and Structure” are complete, true and accurate in all material respects and not misleading.

17.14	Each of the documents relating to the Reorganization (“Reorganization Documents”) has been duly authorized, executed and delivered and is legal, valid, binding and enforceable in accordance with its terms, or, for those which were completed or expired before the date hereof, was legal, valid, binding and enforceable in accordance with its term during its term.

17.15	The Reorganization and the execution, delivery and performance of the Reorganization Documents do not and will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under), (A) the Articles of Association or other constituent or constitutive documents or the business license of the Company or any other member of the Group, as applicable, (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, authorization, lease, contract or other agreement or instrument to which the Company or any other member of the Group is a party or by which the Company or any of the other members of the Group is bound or any of their respective properties or assets may be bound or affected, as applicable, or (C) any Laws applicable to the Company or any other member of the Group or any of their respective properties or assets.

17.16	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (A) all Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over, any member of the Group or any of its properties or assets, or otherwise from or with any other persons, required in connection with the Reorganization and the execution, delivery and performance of the Reorganization Documents, have been unconditionally obtained or made; (B) none of such Approvals and Filings is subject to any condition precedent which has not been satisfied or performed or other burdensome restrictions or conditions not described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; (C) each of the approvals, licenses, consents, authorizations, certificates and permits granted by the relevant Authority to any member of the Group prior to the Reorganization and are necessary for the operation of the Group has been validly and legally transferred, renewed, maintained or assumed following the Reorganization; and (D) no member of the Group is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any Authority is considering revoking, suspending or modifying, any such Approvals and Filings.

17.17	Transactions contemplated by the Reorganization have been effected prior to the date hereof in compliance with all applicable Laws and in accordance with the Reorganization Documents; other than the Reorganization Documents, there are no other material documents or agreements, written or oral, that have been entered into by any member of the Group in connection with the Reorganization which have not been previously provided, or made available, to the Hong Kong Underwriters and the International Underwriters, and/or the legal and other professional advisers to the Hong Kong Underwriters and the International Underwriters, and which have not been disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP.

17.18	The property and other assets injected into the Group pursuant to the Reorganization comprise all the assets necessary for the carrying on the business carried on by the Group in the manner it is presently conducted and as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP and the liabilities assumed by the Company pursuant to the Reorganization represent the only liabilities of the Company.

17.19	There are no actions, suits, proceedings, investigations or inquiries pending or, to the best knowledge of the Company, threatened or contemplated, under any Laws or by or before any Authority challenging the effectiveness or validity of the events, transactions and documents relating to the Reorganization as set forth in the sections of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “History, Development and Corporate Structure - Reorganization” and “Appendix IV – Statutory and General Information” and in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Corporate History and Structure”.

18	Pre-IPO Investments

18.1	The descriptions of the events, transactions and documents relating to the Pre-IPO Investments as set forth in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “History, Development and Corporate Structure - Pre-IPO Investments” and in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Description of Share Capital” are complete, true and accurate in all material respects and not misleading, and there are no other facts or matters the omission of which would or may make such disclosure in relation to the Pre-IPO Investments misleading.

18.2	All Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over any member of the Group or any of its properties or assets, or otherwise from or with any other persons, required in connection with the Pre-IPO Investments and the execution, delivery and performance of the Pre-IPO Investments Documents have been unconditionally obtained or made; all such Approvals and Filings are valid and in full force and effect and none of such Approvals and Filings is subject to any condition precedent which has not been satisfied or performed.

18.3	Transactions contemplated by the Pre-IPO Investments have been effected prior to the date hereof in compliance with all applicable Laws in the PRC and in accordance with the Pre-IPO Investments Documents; other than the Pre-IPO Investments Documents, there are no other documents or agreements, written or oral, that have been entered into by any member of the Group in connection with the Pre-IPO Investments which have not been previously provided, or made available, to the Joint Sponsors, the Joint Global Coordinators, the Underwriters and/or the legal and other professional advisers to the Underwriters and which have not been disclosed in all of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP.

18.4	The Pre-IPO Investments are in compliance with the applicable Guidance Letters issued and updated by the SEHK.

19	Taxation

19.1	The Group has duly and in a timely manner complied in all material respects with all applicable requirements for filing returns, reports or filings for Taxation purposes required to be filed by or in respect of the Company or any of the other members of the Group, and all such returns, reports or filings are up to date and are complete, true and accurate in all material respects and not misleading and are not the subject of any dispute with any taxing or other Authority and, to the best knowledge of the Company after due and careful inquiry, there are no circumstances giving rise to any such dispute; all Taxes due or claimed to be due from the Company and each of the other members of the Group have been duly and timely paid, other than those being contested in good faith and for which adequate reserves have been provided; there is no deficiency for any Taxes of any material amount that has been asserted against the Company or any of the other members of the Group; the statements set forth in the sections of each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP headed “Appendix III – Summary of the Constitution of the Company and Cayman Islands Companies Law – 19. Taxation” and (in the case of the Registration Statement, the Pricing Disclosure Package and the Prospectus) “Taxation” are complete, true and accurate in all material respects and not misleading.

19.2	Each of the waivers and other relief, concession and preferential treatment relating to Taxes granted to the Company or any of the other members of the Group by any Authority is valid and in full force and effect, and does not and will not conflict with, or result in a breach or violation of, or constitute a default under any applicable Laws.

19.3	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, no stamp, registration, value added issuance, transfer or similar Taxes and no capital gains, income, withholding or other Taxes are payable by or on behalf of the Company or any of the other members of the Group in Hong Kong, the Cayman Islands, the PRC, or to any taxing or other Authority thereof or therein in connection with (A) the execution, delivery, performance or enforcement of this Agreement, the International Underwriting Agreement and the Stock Borrowing Agreement, or the consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement or the Stock Borrowing Agreement; (B) the creation, allotment and issuance of the Offer Shares, (C) the offer, sale and delivery of the Hong Kong Offer Shares to or for the respective accounts of successful applicants and, if applicable, the Hong Kong Underwriters contemplated in the Hong Kong Prospectus, (D) the offer, sale and delivery of the International Offer Shares to or for the respective accounts of the International Underwriters or purchasers procured by the International Underwriters in the manner contemplated in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof or the PHIP, or (E) the deposit of the Offer Shares with the HKSCC.

19.4	Except for any net income, capital gains or franchise taxes imposed on the International Underwriters by the PRC, Hong Kong, and the Cayman Islands as a result of any present or former connection (other than any connection solely resulting from the transactions contemplated by this Agreement) between the International Underwriters and the jurisdiction imposing such tax, no stamp or other issuance, capital, value-added, documentary or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the International Underwriters to the PRC, Hong Kong, the Cayman Islands or any political subdivision or taxing authority thereof or therein or in connection with (A) the issuance of the Offer Shares; (B) the sale and delivery of the Offer Shares by the International Underwriters as part of the International Underwriters’ distribution of the Offer Shares as contemplated hereunder; and (C) the execution, delivery, performance and admission in court proceedings of this Agreement and the consummation of the transactions contemplated hereby and thereby, save that this Agreement may be subject to Cayman Islands stamp duty if they are executed in or brought into the Cayman Islands.

20	Dividends

20.1	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, all dividends and other distributions declared and payable on the Shares to the shareholders of the Company are not subject to, and may be paid free and clear of and without deduction for or on account of, any withholding or other Taxes imposed, assessed or levied by or under the Laws of Hong Kong, the Cayman Islands, the PRC or the United States or any taxing or other Authority thereof or therein.

20.2	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, no member of the Group is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the share capital, capital stock or other equity interests of or in such member of the Group, from repaying to the Company any loans or advances to such member of the Group from the Company or from transferring any of the properties or assets of such member of the Group to the Company. Each material member of the Group has full power and authority to pay and remit funds in respect of any such dividend, distribution or repayment in Hong Kong dollars or other freely exchangeable currency without the need for any Approvals and Filings.

21	Litigation and other proceedings

21.1	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, there are (A) no actions, suits, proceedings, investigations or inquiries in any jurisdiction or under any Laws or by or before any Authority pending or, to the best knowledge of the Company after due and careful inquiry, threatened or contemplated to which any member of the Group or any of its respective directors, officers or employees is or may be a party or to which any of their respective properties or assets is or may be subject, at law or in equity, or before or by any Authority, whether or not arising from transactions in the ordinary course of business, (B) no Laws that have been enacted, adopted or issued or, to the best knowledge of the Company after due and careful inquiry, that has been proposed by any Authority, and (C) no judgments, decrees or orders of any Authority, which, in any such case described in clause (A), (B) or (C) above, would, or could reasonably be expected to, result in, individually or in the aggregate, a Material Adverse Effect or materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement, the International Underwriting Agreement and the Operative Documents, to offer, sell and deliver the Offer Shares or to consummate the transactions contemplated by this Agreement, the International Underwriting Agreement and the Operative Documents or otherwise materially and adversely affect the Global Offering, or are required to be described in any of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP but are not so described.

21.2	None of the Company and the other members of the Group, nor to the best knowledge of the Company, any person acting on behalf of any of them, has taken any action, nor have any steps been taken or any actions, suits or proceedings under any Laws been started or threatened, to (A) wind up, liquidate, dissolve, make dormant or eliminate or declare insolvent any member of the Group, (B) to withdraw, revoke or cancel any Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over any member of the Group or any of its properties or assets, or otherwise from or with any other persons, required in order to conduct the business of any member of the Group, or (C) to bring an adverse effect on the completion of the Global Offering.

21.3	No member of the Group which is a party to a joint venture or shareholders’ agreement is in material dispute with the other parties to such joint venture or shareholders’ agreement and, to the best knowledge of the Company, there are no circumstances which may give rise to any material dispute or affect the relevant member’s relationship with such other parties in any material respect.

21.4	(i) Neither the Company nor any other member of the Group has been designated as a critical information infrastructure operator in PRC under the Cybersecurity Law of the PRC; (ii) neither the Company nor any other member of the Group is subject to a cybersecurity review by the Cyberspace Administration of the PRC (the “CAC”); (iii) neither the Company nor any other member of the Group has received any communication, enquiry, notice, warning or sanctions with respect to the Cybersecurity Law of the PRC or from the CAC; and (iv) the Company is not aware of any pending or threatened cybersecurity review by the CAC on the Company or any other member of the Group.

22	Market conduct

22.1	None of the Company and the other members of the Group and their respective directors, officers, employees, agents, affiliates or controlling persons, nor any person acting on behalf of any of them, has, at any time prior to the date of this Agreement, done or engaged in, or will, until the Joint Global Coordinators have notified the Company of the completion of the distribution of the Offer Shares, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares. For the avoidance of doubt, the appointment of the Stabilization Manager or otherwise pursuant to the Over-allotment Option as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP do not constitute such act or course of conduct.

22.2	None of the Company and the other members of the Group and their respective directors, officers, employees, agents, affiliates or controlling persons, nor any person acting on behalf of any of them, (A) has taken or facilitated or will take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) has taken or will take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (C) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the Underwriters, of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise. For the avoidance of doubt, the appointment of the Stabilization Manager or otherwise pursuant to the Over-allotment Option as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP do not constitute such action as described above.

23	Immunity

23.1	Under the Laws of Hong Kong, the Cayman Islands, the United States, or the PRC , neither the Company nor the other members of the Group, nor any of the properties, assets or revenues of the Company or the other members of the Group is entitled to any right of immunity on any grounds from any action, suit or proceeding (including, without limitation, arbitration proceedings), from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of judgment, or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment or any arbitral award.

24	Further Undertakings

24.1	The Company undertakes to the Joint Global Coordinators, Joint Sponsors and Underwriters and each of them that it will comply with Chapter 8A of the Listing Rules in connection with weighted voting rights.

25	Choice of law and dispute resolution

25.1	The choice of law provisions set forth in this Agreement will be recognized and given effect to by the courts of the PRC (subject to applicable PRC laws regarding choice of law and the discretion of the relevant courts or public policies and other principles to be considered by such courts), the Cayman Islands and Hong Kong; the Company can sue and be sued in its own name under the Laws of the PRC, the Cayman Islands and Hong Kong; the irrevocable submission by the Company to the exclusive jurisdiction of the courts of any New York court (as defined in Section 15 hereof), the waiver by the Company of any objection to the venue of an action, suit or proceeding in courts of any New York court, the waiver and agreement not to plead an inconvenient forum, the waiver of immunity on the grounds of sovereignty or otherwise and the agreement that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding under the Laws of the PRC, the Cayman Islands and Hong Kong and will be respected by the courts of the PRC (subject to applicable PRC laws regarding submission to foreign jurisdiction for dispute resolution and the discretion of the relevant courts or public policies and other principles to be considered by such courts), the Cayman Islands and Hong Kong; subject to the uncertainties in respect of PRC courts’ recognition and enforcement of foreign judgments disclosed in the Disclosure Package and the Final Offering Circular, service of process effected in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company; any judgment obtained in a New York court arising out of or in relation to the obligations of the Company under this Agreement will be recognized and enforced by the courts of the Cayman Islands and Hong Kong , and may be recognized and enforced by the courts of the PRC (subject to the requirements of the Civil Procedure Law and any other applicable law of the PRC relating to the enforceability of foreign judgments and the discretion of the relevant courts or public policies and other principles to be considered by such courts).

26	No other arrangements relating to sale of Offer Shares

26.1	Except pursuant to this Agreement and the International Underwriting Agreement, neither the Company nor any of the other members of the Group has incurred any liability for any finder’s or broker’s fee or agent’s commission or other payments in connection with the execution and delivery of this Agreement or the offer and sale of the Offer Shares or the consummation of the transactions contemplated hereby or by each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

26.2	Neither the Company nor any of the other members of the Group has entered into any contractual arrangement relating to the offer, sale, distribution or delivery of any Shares other than this Agreement.

27	United States aspects

27.1	The Registration Statement, Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus, and the filing of the Registration Statement, Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus with the Commission have been or will be duly authorized by and on behalf of the Company, and the Registration Statement have been or will be duly executed pursuant to such authorization by and on behalf of the Company.

27.2	The offer and sale of the Offer Shares are being registered under the Securities Act pursuant to the Registration Statement.

27.3	No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

27.4	(A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Information Furnished by the International Underwriters.

27.5	The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

27.6	The Company was not a passive foreign investment company (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and does not expect to be a PFIC for its current taxable year or in the foreseeable future.

27.7	The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, will not be an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

27.8	There are no affiliations or associations between any member of FINRA.

27.9	At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the SEC objects to the use of the Registration Statement as an automatic shelf registration statement.

In addition, any certificate signed by any officer or director of the Company and delivered to the Joint Representatives, the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and the International Underwriter or any legal counsels to the Hong Kong Underwriters, the International Underwriters or the Joint Sponsors in connection with the Global Offering shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each of the Joint Representatives, the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and the International Underwriters.

Schedule 3

CONDITIONS PRECEDENT DOCUMENTS

Part A

1.	Four certified true copies of the resolutions of the board of directors of the Company:

1.1.	approving and authorising this Agreement and each of the Operative Documents and such documents as may be required to be executed by the Company pursuant to each such Operative Document or which are necessary or incidental to the Global Offering and the execution on behalf of the Company of, and the performance by the Company of its obligations under, each such document;

1.2.	approving the Global Offering and any issue of Class A Ordinary Shares pursuant thereto;

1.3.	approving and authorising the issue of the Hong Kong Public Offering Documents, the PHIP, the Preliminary Prospectus, Pricing Disclosure Package, the Issuer Free Writing Prospectus (if any) and the Formal Notice;

1.4.	approving and authorising the issue and the registration of the Hong Kong Public Offering Documents with the Registrar of Companies in Hong Kong; and

1.5.	approving the Verification Notes.

2.	Four printed copies of each of the Hong Kong Public Offering Documents duly signed by two Directors or their respective duly authorized attorneys and, if signed by their respective duly authorized attorneys, certified true copies of the relevant powers of attorney.

3.	Four certified true copies of each of the responsibility letters, powers of attorney and statements of interests signed by each of the Directors.

4.	Four certified true copies of each of the contracts referred to in the section of the Hong Kong Prospectus headed “Appendix IV - Statutory and General Information – B. Further Information about Our Business - 1. Summary of Material Contracts” (other than this Agreement) duly signed by the parties thereto.

5.	Four certified true copies of each of the written confirmation from the Registrar of Companies in Hong Kong confirming the registration of the Hong Kong Public Offering Documents and the authorization to register the Hong Kong Public Offering Documents issued by the SEHK.

6.	Four signed originals of the Verification Notes duly signed by or on behalf of each person to whom responsibility is therein assigned (other than the Joint Sponsors and the Joint Global Coordinators).

7.	Four signed originals of the accountants’ report dated the Hong Kong Prospectus Date from the Reporting Accountants, the text of which is contained in Appendix I to the Hong Kong Prospectus.

8.	Four signed originals of the letter from the Reporting Accountants, dated the Hong Kong Prospectus Date and addressed to the Company, relating to the unaudited pro forma financial information relating to the adjusted net tangible assets and fully diluted forecast earnings per Share, the text of which is contained in Appendix II to the Hong Kong Prospectus.

9.	Four signed originals of the letter from the Reporting Accountants, dated the Hong Kong Prospectus Date and addressed to the Company, the Joint Sponsors and the Joint Global Coordinators, and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators, which letter shall, inter alia, confirm the indebtedness statement contained in the Hong Kong Prospectus and comment on the statement contained in the Hong Kong Prospectus as to the sufficiency of the Group’s working capital contained in the Hong Kong Prospectus.

10.	Four signed originals of the comfort letter from the Reporting Accountants, dated the date of the Hong Kong Prospectus and addressed to the Joint Sponsors and the Joint Global Coordinators, and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators, which letter shall cover, without limitation, the various financial information disclosed in the Hong Kong Prospectus.

11.	Four certified true copies of the memorandum on the profit forecast for the period ending December 31, 2021 and the cash flow forecast for the period from May 1, 2021 to December 31, 2022 approved by the Board.

12.	Four signed originals of the legal opinion from Han Kun Law Offices, the Company’s legal adviser as to PRC law, dated the Hong Kong Prospectus Date, addressed to the Company, the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and in respect of (i) the properties leased by the Group and (ii) the establishment, business and legal status of the Group under PRC law in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators.

13.	Four signed originals of the legal opinion from King & Wood Mallesons, the Underwriters’ legal adviser as to PRC law, dated the Hong Kong Prospectus Date, addressed to the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and in respect of (i) the properties leased by the Group and (ii) the establishment, business and legal status of the Group under PRC law in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators.

14.	Four signed originals or certified true copies of the letter summarizing certain aspects of Cayman Islands law from Maples and Calder (Hong Kong) LLP, the Company’s legal adviser as to Cayman Islands law, dated the Hong Kong Prospectus Date, addressed to the Company in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators.

15.	Four signed originals of the report from China Insights Industry Consultancy Limited, the Company’s Industry Consultant, dated the Hong Kong Prospectus Date.

16.	Four certified true copies of the letter from each of the experts stated in the section headed “E. Other Information – 4. Consents of Experts” in Appendix IV to the Hong

Kong Prospectus, dated the Hong Kong Prospectus Date, consenting to the issue of the Hong Kong Prospectus with the inclusion of references to them and of their report and letter in the form and context in which they are included.

17.	Four signed originals of the internal control report from the Internal Control Consultant.

18.	Four certified true copies of the Receiving Bank Agreement duly signed by the parties thereto.

19.	Four certified true copies of the Registrar Agreement duly signed by the parties thereto.

20.	Four certified true copies of the Articles of Association.

21.	Four certified true copies of the undertaking from the Controlling Shareholders to the SEHK pursuant to Rule 10.07 of the Listing Rules.

22.	Four certified true copies of the undertaking from the Company to the SEHK pursuant to Rule 10.08 of the Listing Rules.

23.	Four certified true copies of the undertaking from the Mr. LI Xiang to the Company pursuant to Rule 8A.43 of the Listing Rules.

24.	Four certified true copies of the compliance adviser agreement between the Company and the compliance adviser.

25.	Four certified copies of each of the following:

(a)	the certificate of incorporation of the Company;

(b)	the certificate of incorporation on change of name of the Company;

(c)	the certificate of registration of the Company under Part 16 of the Companies Ordinance;

(d)	a certificate of continuing registration in respect of the Company dated on or about the Business Day immediately before the Hong Kong Prospectus Date issued by the Companies Registry of Hong Kong; and

(e)	the current business registration certificate of the Company issued pursuant to the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong).

Part B

1.	Four signed originals of each of the comfort letters from the Reporting Accountants, dated, respectively, the date of the International Underwriting Agreement and the Listing Date and addressed to the Joint Global Coordinators, the International Underwriters and Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors, which letters shall cover, without limitation, the various financial information disclosed in each of the Preliminary Prospectus, the Pricing Disclosure Package and the Issuer Free Writing Prospectus (if any).

2.	Four signed originals of the bringdown comfort letter from the Reporting Accountants, dated the Listing Date and addressed to the Joint Sponsors and the Joint Global Coordinators, and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators, which letter shall cover, without limitation, the various financial information disclosed in the Hong Kong Prospectus.

3.	Four signed originals of the legal opinion from Han Kun Law Offices, the legal adviser to the Company as to PRC law, dated the Listing Date, addressed to the Company, the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators.

4.	Four signed originals of the legal opinion from King & Wood Mallesons, the Underwriters’ legal adviser as to PRC law, dated the Listing Date, addressed to the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators.

5.	Four signed originals of the legal opinion from Maples and Calder (Hong Kong) LLP, the legal adviser to the Company as to Cayman Islands law, dated the Listing Date, addressed to the Company, the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators.

6.	Four signed originals of the legal opinion from Skadden, Arps, Slate, Meagher & Flom, the legal adviser to the Company as to United States law, dated the Listing Date, addressed to the Company, the Joint Sponsors, the Joint Global Coordinators and the Underwriters and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators.

7.	Four signed originals of the disclosure letter from Skadden, Arps, Slate, Meagher & Flom, the legal adviser to the Company as to United States law, dated the Listing Date, addressed to the Company, the Joint Sponsors, the Joint Global Coordinators and the Underwriters and in the form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators.

8.	Four signed originals of the legal opinion from Skadden, Arps, Slate, Meagher & Flom, the legal adviser to the Company as to Hong Kong law, dated the Listing Date, addressed to the Company, the Joint Sponsors, the Joint Global Coordinators and the

Underwriters and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators.

9.	Four signed originals of the legal opinion of Kirkland & Ellis, the Underwriters’ legal adviser as to United States law, dated the Listing Date, and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators.

10.	Four signed originals of the disclosure letter from Kirkland & Ellis, the Underwriters’ legal adviser as to United States law, dated the Listing Date, and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators.

11.	Four signed originals of the legal opinion of Kirkland & Ellis, the Underwriters’ legal adviser as to Hong Kong law, dated the Listing Date, addressed to the Joint Sponsors, the Joint Global Coordinators and the Underwriters and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators.

12.	Four signed originals of the certificate of the Chief Executive Officer of the Company, dated the Listing Date, and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators, which certificate shall cover, inter alia, the truth and accuracy as of the Listing Date of the representations and warranties of the Company contained in this Agreement.

13.	Four signed originals of the certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Listing Date, and in form and substance satisfactory to the Joint Global Coordinators, which certificate shall cover financial, operational and business data contained in each of the Hong Kong Prospectus, the Preliminary Prospectus, the Pricing Disclosure Package and the Issuer Free Writing Prospectus (if any) that are not comforted by the Reporting Accountants.

14.	Four certified true copies of the Price Determination Agreement duly signed by the parties thereto.

15.	Four certified true copies of the Forms B duly completed and signed by each of the Directors.

16.	Four certified true copies of the written resolutions by the authorised attorneys or committee of the Board approving the determination of final Public Offer Price and International Offer Price, the basis of allocation and the allotment and issue of the Offer Shares to the allottees.

Schedule 4

SET-OFF ARRANGEMENTS

1.	This Schedule sets out the arrangements and terms pursuant to which the Hong Kong Public Offering Underwriting Commitment of each Hong Kong Underwriter will be reduced to the extent that it makes (or procures to be made on its behalf) one or more valid Hong Kong Underwriter’s Applications pursuant to the provisions of Clause 4.7. These arrangements mean that in no circumstances will any Hong Kong Underwriter have any further liability as a Hong Kong Underwriter to apply to purchase or procure applications to purchase Hong Kong Offer Shares if one or more Hong Kong Underwriter’s Applications, duly made by it or procured by it to be made is/are validly made and accepted for an aggregate number of Hong Kong Offer Shares being not less than the number of Hong Kong Offer Shares comprised in its Hong Kong Public Offering Underwriting Commitment.

2.	In order to qualify as Hong Kong Underwriter’s Applications, such applications must be made online through the White Form eIPO Service at www.eipo.com.hk or by giving electronic application instructions through the CCASS Internet System (https://ip.ccass.com) complying in all respects with the terms set out in the section headed “How to apply for Hong Kong Offer Shares” in the Hong Kong Prospectus by not later than 12:00 noon on the Acceptance Date in accordance with Clause 4.4 Copies of records for such applications will have to be faxed to the Joint Global Coordinators immediately after completion of such applications. Each such application must bear the name of the Hong Kong Underwriter by whom or on whose behalf the application is made and there must be clearly marked on the application(s) “Hong Kong Underwriter’s Application”, to the extent practicable.

3.	No preferential consideration under the Hong Kong Public Offering will be given in respect of Hong Kong Underwriter’s Applications.

Schedule 5

ADVERTISING ARRANGEMENTS

The Formal Notice is to be published on the official website of the SEHK and the Company’s website on the following dates:

Name of Publication	Date of Advertisement
SEHK website	August 3, 2021
Company’s website	August 3, 2021